Exhibit 2.10
British Sky Broadcasting Group plc
Issuer
British Sky Broadcasting Limited
BSkyB Finance UK plc
BSkyB Investments Limited
BSkyB Publications Limited
Sky In-Home Service Limited
Sky Subscribers Services Limited
Initial Guarantors
The Bank of New York Mellon
Trustee

Indenture

Dated as of November 24, 2008

Guaranteed Debt Securities

British Sky Broadcasting Group plc
British Sky Broadcasting Limited
BSkyB Finance UK plc
BSkyB Investments Limited
BSkyB Publications Limited
Sky In-Home Service Limited
Sky Subscribers Services Limited
Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.10
(a)(2)	6.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01
7.02
(b)	7.02
(c)	7.01
§ 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§ 314(a)	7.04
(a)(4)	1.01
10.05
(b)	Not Applicable
(c)(1)	10.02
(c)(2)	10.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04
§ 317(a)(2)	5.04

i

Trust Indenture Act Section	Indenture Section
(b)	10.03
§ 318(a)	1.13

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

Section 11.06 Reinstatement	85

ARTICLE 12
Redemption

Section 12.01 Optional Redemption for Taxation Reasons	86
Section 12.02 Optional Redemption Other than for Taxation Reasons	88
Section 12.03 Method and Effect of Redemption	89

ARTICLE 13
Miscellaneous Provisions

Section 13.01 No Personal Liability	90
Section 13.02 Additional Securities	90
Section 13.03 Payments for Consents	91
ANNEX A
FORM OF REGULATION S CERTIFICATE
ANNEX B
FORM OF RESTRICTED SECURITIES CERTIFICATE

THIS INDENTURE, dated as of November 24, 2008, among British Sky Broadcasting Group plc, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Issuer”); British Sky Broadcasting Limited, a private limited company duly organized and existing under the laws of England and Wales (herein called “BSkyB Limited”); BSkyB Finance UK plc, a public limited company duly organized and existing under the laws of England and Wales (herein called “BSkyB Finance”); BSkyB Investments Limited, a private limited company duly organized and existing under the laws of England and Wales (herein called “BSkyB Investments”); BSkyB Publications Limited, a private limited company duly organized and existing under the laws of England and Wales (herein called “BSkyB Publications”); Sky In-Home Service Limited, a private limited company duly organized and existing under the laws of England and Wales (herein called “Sky In-Home”) and Sky Subscribers Services Limited, a private limited company duly organized and existing under the laws of England and Wales (herein called “Sky Subscribers”; each of BSkyB Limited, BSkyB Finance, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers, an “Initial Guarantor” and, collectively, the “Initial Guarantors”), each of the Issuer and the Initial Guarantors having its principal office at Grant Way, Isleworth, Middlesex, TW7 5QD, England, and The Bank of New York Mellon, as Trustee (herein called the “Trustee”).
RECITALS OF THE ISSUER
     The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.
     All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.
RECITALS OF THE INITIAL GUARANTORS
     The Initial Guarantors desire to make the Guarantees provided for herein.
     All things necessary to make this Indenture a valid agreement of each Initial Guarantor, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of Securities by the Holders (as defined below), it is mutually agreed, for the equal and proportionate benefit of all Holders of such Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01 Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and, pursuant to Section 3.01, any such item may, with respect to any particular series of Securities, be amended, modified or specified as being inapplicable;
     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS (whether or not such is indicated herein);
     (d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and
     (e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “1996 Bonds” means the principal amount of $600,000,000 6.875% Notes due 2009 issued pursuant to the indenture dated as of September 15, 1996, as amended, among the Issuer, as issuer; BSkyB Limited, BSkyB Finance, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers, as guarantors; and The Bank of New York Mellon, as trustee.
     “1999 Bonds” means the principal amount of £100,000,000 7.75% Notes due 2009 and $650,000,000 8.20% Notes due 2009 issued pursuant to the indenture dated as of July 2, 1999, as amended, among the Issuer, as issuer; BSkyB Limited, BSkyB Finance, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers, as guarantors; and The Bank of New York Mellon, as trustee.
     “2005 Bonds” means the principal amount of $750,000,000 5.625% Senior Unsecured Notes due 2015, $350,000,000 6.50% Senior Unsecured Notes due 2035 and £400,000,000 5.75% Senior Unsecured Notes due 2017 issued pursuant to the indenture dated as of October 20, 2005, as amended, among BSkyB Finance, as issuer; British Sky Broadcasting Group plc, BSkyB Limited, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers, as guarantors; and The Bank of New York Mellon, as trustee.
     “2007 Bonds” means the principal amount of £300,000,000 6.00% Senior Unsecured Notes due 2027 issued pursuant to a Trust Deed dated as of April 2, 2007, as amended, under the Euro Medium Term Note Programme among the Issuer and BSkyB Finance, as issuers, BSkyB Limited, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers, as guarantors; and The BNY Corporate Trustee Services Limited, as trustee.
     “2008 (February) Bonds” means the principal amount of $750,000,000 6.10% Senior Unsecured Notes due 2018 issued pursuant to the indenture dated as of February 15, 2008, as amended, among the Issuer, as issuer; BSkyB Finance, BSkyB Limited, BSkyB Investments, BSkyB Publications, Sky In-Home and Sky Subscribers, as guarantors; and The Bank of New York Mellon, as trustee.
     “acceding Guarantor” has the meaning specified in Section 2.05.

     “Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.04.
     “Additional Amounts” has the meaning specified in Section 2.04.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Applicable Taxing Jurisdiction” has the meaning specified in Section 2.04.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Securities of one or more series.
     “Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or public holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.
     “Bankruptcy Default” means a default of the Issuer or any Guarantor as set forth in Section 5.01(e) or Section 5.01(f).
     “Board of Directors”, when used with reference to the Issuer or a Guarantor, means either the board of directors of the Issuer or the relevant Guarantor, as the case may be, or any duly authorized committee of such board.
     “Board Resolution”, when used with reference to the Issuer or a Guarantor, means a copy of a resolution certified, in the case of the Issuer, by the Company Secretary or an Assistant Company Secretary of the Issuer or, in the case of any Guarantor, by a Director, the Company Secretary or an Assistant Company Secretary of the relevant Guarantor, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “BSkyB Consolidated Group” is defined as the Issuer and its Subsidiaries which are consolidated under IFRS.
     “BSkyB Finance” has the meaning ascribed to it in the Recitals.
     “BSkyB Investments” has the meaning ascribed to it in the Recitals.
     “BSkyB Limited” has the meaning ascribed to it in the Recitals.
     “BSkyB Publications” has the meaning ascribed to it in the Recitals.

     “Business Day” means, unless otherwise specified with respect to any particular series of Securities pursuant to Section 3.01, any day except a Saturday, Sunday or other day on which commercial banks in New York City or London, England or in the city where the corporate trust office of the Trustee is located are authorized by law to close.
     “Capital Lease Obligation” means that portion of the obligations under a capital lease that is required to be capitalized in accordance with IFRS.
     “Change in Successor Tax Law” has the meaning specified in Section 2.04.
     “Change in Tax Law” has the meaning specified in Section 2.04.
     “Change of Control” has the meaning specified in Section 2.04.
     “Change of Control Period” has the meaning specified in Section 2.04.
     “Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Companies Act” means the English Companies Act 1985, as amended.
     “Comparable Treasury Issue” has the meaning specified in Section 2.04.
     “Comparable Treasury Price” has the meaning specified in Section 2.04.
     “Consolidated Net Tangible Assets” means the total amount of assets of the BSkyB Consolidated Group including deferred pension costs included within total assets, and deferred tax assets, after deducting therefrom:
(i)	all current liabilities (excluding any Finance Lease Obligation classified as a current liability);

(ii)	all goodwill, trade names, trademarks, patents, unamortized debt discount and financing costs; and

(iii)	appropriate adjustments on account of minority interests of other Persons holding shares in any Subsidiary, all as set forth in the then most recent consolidated balance sheet of the BSkyB Consolidated Group (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with IFRS.
     “Controlled Affiliate” means any Affiliate of an entity under circumstances where the entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliate, whether through the ownership of voting securities, by contract or otherwise.
     “Corporate Trust Office” means the principal corporate trust offices of the Trustee in London, England and in New York City at which at any particular time its corporate trust business shall be administered, which offices at the date of initial execution of this Indenture are One Canada Square, London E14 5AL, England, Attention: Corporate Trust Administration and 101 Barclay Street, New York, New York 10286, United States, Attention: Corporate Trust Administration.
     “corporation” means a corporation, association, company (with or without limited liability), joint stock company or business trust.
     “Covenant Defeasance” has the meaning specified in Section 11.03.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 3.07.
     “Defeasance” has the meaning specified in Section 11.02.
     “Definitive Security” means a Security issued in definitive form to a Person other than the Depositary therefor in accordance with Section 2.03.
     “Depositary” means the depositary of each Global Security, which initially will be DTC or a nominee of DTC or such other depositary as may be designated with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, and, if at any time there is more than one depositary, “Depositary” as used with respect to the Securities shall mean the Depositary with respect to the relevant Global Securities or Securities.
     “Director” means any member of the relevant Board of Directors.
     “DTC” means The Depository Trust Company.
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulation promulgated thereunder by the Commission.
     “Extraordinary Resolution” has the meaning specified in Section 2.04.
     “Finance Lease Obligation” means any indebtedness or other obligation of a Person under a lease treated as a finance lease in accordance with IFRS.
     “Foreign Currency” means any currency issued by the government of one or more countries other than the United States of America or by any recognized association or confederation of such governments.
     “Global Security” means a Security evidencing all or part of the Securities of any series issued to the Depositary therefor in accordance with Section 2.02.
     “Group Member” means any of the Issuer and its Subsidiaries, excluding, for the avoidance of doubt, any joint venture company in which the Group Members, taken as a whole, have a minority shareholding, do not have the right to appoint or remove a majority of its board of directors or do not have sole control of a majority of the voting rights in it.

     “Guarantee” means any Guarantee of the Guarantors endorsed on a Security authenticated and delivered pursuant to this Indenture and shall, unless otherwise provided pursuant hereto, include the Guarantee set forth in Section 2.05.
     “Guarantors” means, collectively, the Initial Guarantors and any Person, including any successor Person and any acceding Guarantor, who subsequently becomes a Guarantor pursuant to the applicable provisions of this Indenture, in each case until and to the extent such Person is released from such obligations as a Guarantor in accordance with the applicable provisions of this Indenture. As used in this Indenture and unless otherwise specified or required by the context, the term “Guarantors” refers to each Guarantor.
     “Holder” means the Person in whose name a Security is registered in the Register.
     “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standard Board and as endorsed by the European Commission and applied by the BSkyB Consolidated Group on a consistent basis or any other body of generally accepted accounting principles as may be required to be applied by the BSkyB Consolidated Group in accordance with the rules of any relevant regulatory body, as so applied.
     “Indebtedness” of any Person means, as at the relevant date, and without duplication, any obligation for or in respect of: (i) money borrowed or raised (whether or not for a cash consideration and whether or not the recourse of the lender is to the whole of the assets of such Person or only a portion thereof) and premiums, if any, and capitalized interest, if any, in respect thereof; (ii) any debenture, bond, note, loan, stock or similar instrument (whether or not issued or raised for a cash consideration); (iii) liabilities of such Person in respect of any letter of credit (other than in respect of Trade Payables), bankers’ acceptance or note purchase facility or any liability with respect to any recourse receivables purchase, factoring or discounting arrangement; (iv) the net present value of Finance Lease Obligations greater than one year (whether in respect of buildings, machinery, equipment or otherwise); (v) any deferred purchase or conditional sale agreement or arrangement or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Finance Lease Obligations), except any such balance which represents a Trade Payable; (vi) net liabilities in respect of any Interest Rate Protection Agreements (but only to the extent that such liabilities are secured by the posting of cash collateral); (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Redeemable Stock of such Person or any warrants, rights or options to acquire such Redeemable Stock valued, in the case of Redeemable Stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; (viii) direct or indirect guarantees of all Indebtedness of other Persons referred to in clauses (i) to (vii) above or legally binding agreements by any Person (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure in a legally binding manner any Person to whom Indebtedness is owed against loss; and (ix) all Indebtedness of the types referred to in clauses (i) to (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on any asset owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of Indebtedness of any Person at any date shall be (without duplication) (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date; and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.
     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of the Securities established as contemplated by Section 3.01 and any Guarantee relating thereto.
     “Independent Investment Banker” has the meaning specified in Section 2.04.
     “Initial Guarantor” and “Initial Guarantors” have the meanings ascribed to them in the Recitals.
     “Interest Payment Date”, when used with respect to any Security of a series, means the Stated Maturity of an installment of interest on such Security.
     “Interest Rate Protection Agreements” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.
     “Investment Company Act” means the U.S. Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder by the Commission.
     “Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have assumed the obligations of the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person, and the term “successor Issuer” shall be construed accordingly.
     “Issuer Request” or “Issuer Order” means a written request or order signed (i) in the case of the Issuer, in the name of the Issuer by any Director or by its Group Finance Director or its Company Secretary (or an attorney-in-fact of one of those persons) or, (ii) in the case of any Guarantor, in the name of such Guarantor by any Director or the Company Secretary of the relevant Guarantor, in each case delivered to the Trustee.
     “Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge, or other security interest or encumbrance of any kind (including any unconditional agreement to give a security interest).

     “Maturity”, when used with respect to any Security of a series, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment, notice of exchange or conversion, or otherwise.
     “Moody’s” has the meaning specified in Section 2.04.
     “Negative Rating Event” has the meaning specified in Section 2.04.
     “Non-Investment Grade Rating” has the meaning specified in Section 2.04.
     “Non-Recourse Liabilities” means liabilities of a Special Purpose Subsidiary where such liabilities are not the subject of any guarantee, indemnity or similar assurance from any Group Member other than a Permitted Assurance and, except for recourse in respect of such Permitted Assurance, there is no other recourse for any payment in respect of such liabilities to the assets of any Group Member other than recourse to the shares in such Special Purpose Subsidiary charged as security for such liabilities.
     “Notice of Default” means a written notice of the kind specified in Section 5.01(b) and Section 5.01(d).
     “Officer’s Certificate” means a certificate signed by any Director, the Company Secretary or an Assistant Company Secretary (or an attorney-in-fact of one of those persons) of the Issuer or the relevant Guarantor, as the case may be (each an “Officer”), in each case delivered to the Trustee; provided that any Officer’s Certificate given pursuant to Section 10.05 shall, in addition, be signed by the principal executive, financial or accounting officer of the Issuer or the relevant Guarantor, as the case may be.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or the Guarantors.
     “Optional Redemption Date” has the meaning specified in Section 2.04.
     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.
     “Outstanding”, when used with respect to Securities of a series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders; provided that, if Securities are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Securities, except to the extent provided in Section 11.02 and Section 11.03, with respect to which the Issuer has effected Defeasance and/or Covenant Defeasance as provided in Article Eleven; and
     (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities of a series have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of such Holders, and for the purposes of making the calculations required by TIA Section 313, (A) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the date of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02; (B) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined as of the date of the original issuance of such Security in accordance with Section 3.01, of the principal amount (or in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined in accordance with clause (A) above, of such Security; (C) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not otherwise determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01 and (D) Securities owned by the Issuer, the Guarantors or any other obligor upon the Securities or any Guarantee or any Affiliate of the Issuer, the Guarantors or such other obligor shall be disregarded and deemed not to be Outstanding for purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for purposes of such determination if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Guarantors or any other obligor upon the Securities or any Guarantee or any Affiliate of the Issuer, the Guarantors or such other obligor.
     “Paying Agent” means any Person authorized by the Issuer to pay the principal of, or any premium or interest on, Securities of a series on behalf of the Issuer and which initially shall be the Trustee at its Corporate Trust Office in London, England.
     “Payment Default” means a default of the Issuer or any Guarantor as set forth in Section 5.01(a) or Section 5.01(b).
     “Periodic Offering” means an offering of a Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated

Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer upon the issuance of such Securities.
     “Permitted Assurance” means any assurance, undertaking or support given by any Group Member, provided that the same shall be given by such Group Member (i) other than in respect of a payment obligation or an indemnity in respect thereof or any obligation to comply with any financial ratios or other tests of financial condition and (ii) generally in the ordinary course of its business.
     “Permitted Encumbrance” means any of the following: (i) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to any member of the BSkyB Consolidated Group in the ordinary course of business until payment of the purchase price for such goods, plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (ii) Liens arising by operation of law; (iii) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to goods or assets to secure the purchase price thereof; (iv) any Lien with respect to a cash deposit which secures the payment or reimbursement obligation in favor of any financial institution or government in connection with any letter of credit, guarantee or bond, issued by or, as the case may be, granted to any financial institution, or government, in respect of any amount payable by any member of the BSkyB Consolidated Group pursuant to any agreement or arrangement (other than in respect of Indebtedness for borrowed money) entered into by any member of the BSkyB Consolidated Group; (v) any Lien with respect to a cash deposit which is deposited in an account with any financial institution, firm of lawyers or title company to be held in escrow in such account pursuant to any agreement or arrangement (other than in respect of Indebtedness for borrowed money); (vi) any Lien with respect to documents of title to any asset, to the extent arising from the delivery of such asset to any financial institution, firm of lawyers or title company to be held in escrow pursuant to any agreement or arrangement for the purchase or sale of such asset; provided that (A) such agreement or arrangement is not in respect of Indebtedness for borrowed money, (B) such documents of title are held in escrow only pending the satisfaction of conditions precedent to the purchase or sale of such asset and (C) such agreement or arrangement and the related purchase or sale are not otherwise prohibited under this Indenture; (vii) Liens on property or assets and to secure improvements thereto, purchased, constructed or made subject to a Capital Lease Obligation after the date of this Indenture; provided that (A) any such Lien is created solely for the purpose of securing and such Lien is created prior to, at the time of, or within 270 days after the later of, the acquisition, the completion of construction or the commencement of the full operation of such property or assets or improvements thereto, as the case may be, or for the purpose of securing Indebtedness incurred to finance or refinance any Indebtedness previously so secured, (B) the principal amount of Indebtedness secured by such Lien does not exceed 100% of the cost of such acquisition, completion of construction, commencement of full operations of such property or assets or improvements thereto, and (c) such Lien does not extend to or cover any other property other than such item or property or any such improvements on such item, assets or property; (viii) in the case of a corporation, partnership, joint venture, trust, or other similar business entity becoming a member of the BSkyB Consolidated Group or assets acquired (other than assets acquired from another member of the BSkyB Consolidated Group) after the date of the Indenture, any Lien with respect to such assets or the assets of such corporation at the time such assets were acquired or such corporation became a member of the BSkyB Consolidated Group, as the case may be;

provided that such Lien is not created in contemplation of, or in connection with, the acquisition of such assets or such corporation becoming a member of the BSkyB Consolidated Group; (ix) Liens to secure performance bonds and other obligations incurred in the ordinary course of business; (x) any Lien with respect to any asset (including, without limitation, securities, documents of title and source codes), to the extent arising from the delivery of such asset to any financial institution, firm of lawyers, title company or other entity which holds assets in escrow or custody, to be held in escrow pursuant to any agreement or arrangement granted in the ordinary course of business; (xi) statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising in the ordinary course of business; (xii) Liens with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reverse or other appropriate provision has been made; (xiii) Liens for taxes or assessments or other governmental charges or levies not yet due or payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other provision, if any, as shall be required in accordance with IFRS shall have been made; (xiv) any Lien granted by any member of the BSkyB Consolidated Group to any other member of the BSkyB Consolidated Group (other than a Lien granted by the Issuer or any Guarantor in favor of a Subsidiary that is not a Guarantor); provided that any Lien granted by the Issuer or a Guarantor in favor of a Guarantor is released prior to the Guarantor being released as a Guarantor in accordance with the terms of this Indenture; (xv) bankers’ liens or rights of set off arising by way of contract in the ordinary course of commercial banking transactions; (xvi) Liens existing on the date of this Indenture and any extensions, renewals, substitutions or refunding thereof (so long as there is no increase in principal amount thereby secured, plus costs and expenses associated with incurring such refinancing Indebtedness, or material change to the nature of the Indebtedness thereby secured); (xvii) Liens permitted to finance receivables (including pursuant to a receivables sales agreement) arising in the ordinary course of business not to exceed 90% of the amount of the receivables so financed, provided that Indebtedness incurred in connection therewith is permitted under this Indenture; (xviii) Liens by any member of the BSkyB Consolidated Group over assets, the aggregate value of which does not exceed the greater of (A) £300,000,000 and (B) 35% of Consolidated Net Tangible Assets less the value (without double-counting) of all assets, loans, disposals and Liens that form part of Permitted Securitizations, provided that for these purposes the value of an asset shall be determined as at the time of the creation of the Lien or the occurrence of any relevant Permitted Securitization; and (xix) any extension, renewal, substitution or refunding of any Liens referred to in clauses (xvi) through (xviii) above, provided that the renewal, substitution, extension or refunding is limited to all or part of the property securing the original Lien.
     “Permitted Securitization” means, without prejudice to the ability of BSkyB Consolidated Group otherwise to effect any securitization in accordance with the provisions of this Indenture, a securitization or securitizations of assets by the Issuer or a Subsidiary provided that the aggregate value (without double-counting) of: (i) all assets of the BSkyB Consolidated Group which are subject to such securitization or securitizations; (ii) all loans of cash or assets made pursuant to such securitization or securitizations; (iii) all disposals made pursuant to such securitization or securitizations (but excluding Permitted Securitization Liens); (iv) all Liens granted pursuant to such securitization or securitizations; and (v) all assets encumbered pursuant to Section 10.08; shall not, in any event, exceed the greater of (A) £300,000,000 and (B) 35% of Consolidated Net Tangible Assets.

     “Permitted Securitization Liens” means (i) retention of title arrangements in contracts entered into in the ordinary course of trading; (ii) liens arising in the ordinary course of trading by operation of law; (iii) contractual set-off or netting arrangements with a clearing bank in the United Kingdom in respect of overdraft facilities made available to any Group Member, and entered into for the netting of BSkyB Consolidated Group credit and debit balances maintained with that bank, contractual set-off or netting arrangements entered into with a financial institution in respect of multiple hedging transactions with such financial institution; (iv) liens or pledges created or subsisting in the ordinary course of trading over documents of title, insurance policies or sale contracts in relation to goods or assets supplied, to secure the purchase price of such goods or assets; and (v) deposits or escrow arrangements in the ordinary course of trading in connection with the acquisition of any goods or assets or the financing of any such acquisition or to secure performance bonds.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of, and any premium and interest on, the Securities of such series are payable and where the Securities of such series may be surrendered for registration of transfer, which unless otherwise determined in accordance with Section 3.01, initially shall be the Corporate Trust Office.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Put Event” has the meaning specified in Section 2.04.
     “Put Event Notice” has the meaning specified in Section 2.04.
     “Rating Agency” has the meaning specified in Section 2.04.
     “Redeemable Stock” means, with respect to any series of the Securities, any equity security that by its terms or otherwise is required to be redeemed prior to the maturity of the Securities of such series, or is redeemable at the option of the holder thereof at any time prior to maturity of the Securities of such series.
     “Redemption Date”, when used with respect to any Security to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Reference Treasury Dealer” has the meaning specified in Section 2.04.
     “Reference Treasury Dealer Quotation” has the meaning specified in Section 2.04.

     “Register”, “Registrar” and “Record” have the respective meanings specified in Section 3.05.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01 (whether or not a Business Day).
     “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Regulation S Certificate” means a certificate substantially in the form set forth in Annex A.
     “Regulation S Definitive Security” means a Definitive Security evidencing Securities distributed in reliance on Regulation S.
     “Regulation S Global Security” means a Global Security evidencing Securities distributed in reliance on Regulation S.
     “Regulation S Legend” means a legend substantially in the form of the legend required in the forms of face of Security set forth in Section 2.02 (in respect of a Regulation S Global Security) and Section 2.03 (in respect of a Regulation S Definitive Security) prior to the expiration of the Restricted Period.
     “Regulation S Securities” means all Securities required pursuant to Section 3.05 to bear a Regulation S Legend. Such term includes a Regulation S Global Security.
     “Relevant Announcement Date” has the meaning specified in Section 2.04.
     “Relevant Potential Change of Control Announcement” has the meaning specified in Section 2.04.
     “Restricted Global Security” means any Global Security required pursuant to Section 3.05 to bear a Restricted Legend.
     “Restricted Legend” means a legend substantially in the form of the legend required in the forms of face of Security set forth in Section 2.02 (in respect of a Restricted Security that is a Global Security) and Section 2.03 (in respect of a Restricted Security that is a Definitive Security).
     “Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S; and (ii) the day on which the closing of the offering of Securities pursuant to the Purchase Agreement occurs.
     “Restricted Security” means all Securities required pursuant to Section 3.05 to bear a Restricted Legend. Such term includes a Restricted Global Security.
     “Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.

     “Revolving Credit Facility” means the £1,000,000,000 Revolving Credit Facility for the Issuer, guaranteed by certain subsidiaries of the Issuer and arranged by Barclays Capital, Citigroup Global Markets Limited, Deutsche Bank AG London, J.P. Morgan plc and The Royal Bank of Scotland plc, dated as of November 3, 2004, as amended, supplemented or otherwise modified from time to time by the parties thereto, or any refinancing, refunding, renewal or substitution thereof.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
     “Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder by the Commission.
     “Sky In-Home” has the meaning ascribed to it in the Recitals.
     “Special Purpose Subsidiary” means a Group Member (which is not the Issuer or a Guarantor) whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of particular assets whether directly or indirectly and whose only liabilities are Non-Recourse Liabilities.
     “Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “S&P” has the meaning specified in Section 2.04.
     “Subsidiary” means a subsidiary of the Issuer within the meaning of section 736 of the Companies Act.
     “Substitute Rating Agency” has the meaning specified in Section 2.04.
     “Succession Date” has the meaning specified in Section 2.04.
     “successor Guarantor” has the meaning specified in Section 2.04.
     “Successor’s Taxing Jurisdiction” has the meaning specified in Section 2.04.
     “Trade Payables” of any Person means accounts payable or any other indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.
     “Treasury Rate” has the meaning specified in Section 2.04.

     “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, and the rules promulgated by the Commission thereunder, each as in force at the date as of which this Indenture was executed; provided, however, that in the event that either the Trust Indenture Act of 1939 or the related rules of the Commission is amended after such date, “Trust Indenture Act” shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 or such Commission rules, as the case may be, as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of a series shall mean the Trustee with respect to the Securities of such series.
     “U.K.” shall mean the United Kingdom.
     “U.S.” means the United States of America (including the several States thereof and the District of Columbia), its territories and possessions.
     “U.S. dollars” means the lawful currency of the federal government of the United States of America.
     “U.S. Government Obligation” has the meaning specified in Section 11.04.
     Section 1.02 Compliance Certificates and Opinions.
     Upon any application or request by the Issuer or the Guarantors to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Issuer or the Guarantors shall furnish to the Trustee such certificates and opinions as may be required under this Indenture or pursuant to the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer or the Guarantors, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement on behalf of the Issuer or Guarantor, as the case may be, that, in the opinion of each such individual (to the extent he or she is an Officer acting in his or her capacity of Officer), he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual (to the extent he or she is an Officer acting in his or her capacity of Officer), such condition or covenant has been complied with.
     To the fullest extent permitted by applicable law, no Officer of the Issuer or any Guarantor shall have any personal liability in respect of any certificate or opinion so provided.
     Section 1.03 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Issuer or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Guarantors stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04 Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities or Securities of a series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing; (ii) the record of such Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of this Section 1.04; or (iii) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and record (and the action, embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at such meeting. The Issuer, the Guarantors and the Trustee may assume that any Act of a Holder has not been modified or revoked unless written notice to the contrary is received prior to the time that the action to which such Act relates has become effective. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any person of a Security, shall be sufficient for any purpose of this

Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, the Issuer and the Guarantors if made in the manner provided in this Section 1.04. The record of any meeting of Holders shall be proved in the manner provided in this Section 1.04.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate of affidavit shall also constitute sufficient proof of his or her authority.
     (c) The principal amount and serial numbers of Securities held by any person, and the date of his or her holding the same, shall be proved by the Register.
     (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.
     (e) If the Issuer or the Guarantors shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Guarantors may at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of the Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer or the Guarantors shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities of any series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities of such series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
     Section 1.05 Notices, etc., to Trustee, Issuer and Guarantors.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished, filed or mailed first class postage prepaid in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; and
     (b) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed first class postage prepaid and addressed to it at the address of its principal office specified in the first paragraph of this Indenture to the attention of the Company Secretary or at any other address previously furnished in writing to the Trustee by the Issuer or by the respective Guarantor.
     Section 1.06 Notice to Holders; Waiver.
     Except as may be otherwise expressly provided herein or otherwise specified with respect to any series of Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Securities or Securities of a series of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register (or, as to any Global Security registered in the name of a nominee or custodian for a Depositary, as agreed by the Issuer, the Trustee and the Depositary), not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.
     Except as may be otherwise specified with respect to any series of Securities pursuant to Section 3.01, such notices shall be deemed to have been given on the date of such mailing. Neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of first class mail service or by reason of any other cause it shall be impracticable to give such other notice by first class mail, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice having been duly given as provided herein. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 1.07 Language of Notices, etc.
     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
     Section 1.08 Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.09 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10 Successors and Assigns.
     All covenants and agreements in this Indenture by the Issuer or the Guarantors shall bind its successors and assigns, whether so expressed or not.
     Section 1.11 Separability Clause.
     In case any provision in this Indenture or in any of the Securities or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.12 Benefits of Indenture.
     Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.13 Governing Law.
     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 1.14 Saturdays, Sundays and Legal Holidays.
     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 1.14)) payment of principal, and any premium and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity; provided that no interest, if any, shall accrue on such amounts that were due for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, so long as the payment is made on such next Business Day.
     Section 1.15 Appointment of Agent for Service.
     By the execution and delivery of this Indenture, the Issuer and each Guarantor hereby appoints CT Corporation System as its agent upon which process may be served in any legal action or proceeding which may be instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York, State of New York, having jurisdiction thereof, arising out of or relating to the Securities, the Guarantees or this Indenture but for that purpose only. Service of process upon such agent at the office of such agent at 111 Eighth Avenue, 13th Floor, New York, New York 10011 or such other address in the Borough of Manhattan, The City of New York as such agent shall notify the Trustee in writing, and written notice of said service to the Issuer and the Guarantors by the Person serving the same addressed as provided for by Section 1.05, shall be deemed in every respect effective service of process upon the Issuer and the Guarantors in any such legal action or proceeding, and each of the Issuer and the Guarantors hereby irrevocably submits to the nonexclusive jurisdiction of any such court in which any such legal action or proceeding is so instituted. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Issuer and the Guarantors and such successor’s acceptance of such appointment. The Issuer and each Guarantor hereby waives, to the fullest extent permitted by law, (a) any objection that it may have now or at any time hereafter to the laying of venue in any legal action or proceeding arising out of or relating to the Securities, the Guarantees or this Indenture brought in any such court and (b) any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Each of the Issuer and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.
     Section 1.16 Counterparts.
     This Indenture may be simultaneously executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
     Section 1.17 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
ARTICLE 2
Security Forms
     Section 2.01 Forms and Terms of the Securities.
     (a) The Securities of each series shall, except as may be otherwise specified with respect to any series of Securities pursuant to Section 3.01, be issued in registered form only without interest coupons, substantially in the forms as set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as may be required to comply with applicable law or the rules of any securities exchange or Depositary therefor, or to conform to general usage, all as may be determined by the Directors or officers of the Issuer executing such Securities, as evidenced by the execution thereof. The Securities of each series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Company Secretary or an Assistant Company Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 3.03 for the authentication and delivery of such Securities. Unless otherwise determined in accordance with this Indenture, the Securities of any series will initially be issued in the form of one or more Global Securities.
     (b) The terms and provisions contained in the Securities of any series shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the

Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (c) The Security of any series issued in global form shall be substantially in the forms as set forth in this Article and the Schedule of Principal Amounts, or as shall otherwise be established by or pursuant to a Board Resolution of the Issuer, or in one or more indentures supplemental hereto, pursuant to Section 3.01. Each Global Security of any series shall represent such amount of Outstanding Securities of such series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities of any series represented thereby shall be made by the Trustee or the Depositary, at the direction of the Trustee.
     (d) The Securities of any series issued in definitive form shall be substantially in the form as set forth in this Article, without, for the avoidance of doubt, the Schedule of Principal Amounts, or as shall otherwise be established by or pursuant to a Board Resolution of the Issuer, or in one or more indentures supplemental hereto, pursuant to Section 3.01. Definitive Securities of any series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Issuer, as evidenced by its execution of such Securities. Notwithstanding anything to the contrary in Section 2.01, Definitive Securities of any series issued in exchange for beneficial interests in Global Securities of such series pursuant to Section 3.05 may be issued in the same denominations as such beneficial interests.
     (e) The Guarantees by the Guarantors to be endorsed on the Securities of each series shall be substantially in the form set forth in Section 2.05, or as shall be established by or pursuant to a Board Resolution of the Guarantors or in one or more indentures supplemental hereto pursuant to Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or to conform to general usage, all as determined by the Directors or officers delivering such Guarantees as evidenced by the execution thereof. Any such legends or endorsements not contained in the form of the Security as set forth in Section 2.02 or Section 2.03 or in the form of the Guarantee as set forth in Section 2.05 shall be delivered in writing or by facsimile to the Trustee.
     Section 2.02 Form of Face of Global Security.
[legend if the Security is a Restricted Security:
     NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE

HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO BRITISH SKY BROADCASTING GROUP PLC OR A DIRECT OR INDIRECT SUBSIDIARY OF BRITISH SKY BROADCASTING GROUP PLC; (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS SECURITY OTHERWISE THAN AS SET FORTH IN (1), (2), (3) OR (5) ABOVE, THE ISSUER, THE GUARANTORS OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN CLAUSE (4) ABOVE) AND, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.
THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS SECURITY OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]
[legend if the Security is a Regulation S Security during the Restricted Period:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]
[legend on each Global Security:
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF

THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE GUARANTORS, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 3.05 OF THE INDENTURE.]
BRITISH SKY BROADCASTING GROUP PLC
[TITLE OF SECURITY]
PAYMENT OF PRINCIPAL[, PREMIUM, IF ANY]
AND INTEREST INITIALLY GUARANTEED BY
[BRITISH SKY BROADCASTING LIMITED]
[BSKYB FINANCE UK PLC]
[BSKYB INVESTMENTS LIMITED]
[BSKYB PUBLICATIONS LIMITED]
[SKY IN-HOME SERVICE LIMITED]
[SKY SUBSCRIBERS SERVICES LIMITED]
[OTHER GUARANTORS]
CUSIP No.
Common Code No.
ISIN No.
                     or registered assigns

No.	$
[if the Security is to bear interest prior to Maturity, insert:
     British Sky Broadcasting Group plc, a public limited company duly organized in England and Wales (herein called the “Issuer”, which term includes any successor Person

under the Indenture hereinafter referred to), for value received, hereby promises to pay                     , or registered assigns, the principal sum indicated on Schedule A hereof on                     , and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                      and                      in each year, commencing                     , at the rate of                     % per annum, until the principal hereof is paid or made available for payment, [if applicable, insert: and (to the extent that the payment of such interest shall be legally enforceable) at the rate of                     % per annum on any overdue principal, premium and interest until paid or made available for payment].
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any payment is due on a day that is not a Business Day, then the payment shall be made on the next succeeding Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.]
[if the Security is not to bear interest prior to Maturity, insert:
     British Sky Broadcasting Group plc, a public limited company duly organized in England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay                     , or registered assigns, the principal sum indicated on Schedule A hereof on                     . The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case any overdue principal and premium shall bear interest at the rate of                     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of                     % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]
     Payment of the principal of, and any premium [if applicable, insert: and any interest] on, this Security will be made at the Corporate Trust Office in London, England in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[if applicable insert:
     This Global Security is one of                     Global Securities denominated the [insert title of security], which Global Securities were initially issued in a aggregate principal amount of $                    .]
     To the fullest extent permitted by applicable law, no director, officer, employee, incorporator, member or shareholder of the Issuer or any Guarantor, as such will have any liability for any obligations of the Issuer or such Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases such Person in respect of all such liability. This waiver and release is part of the consideration for issuance of the Securities.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

British Sky Broadcasting Group plc
By:
Name:
Title:

     Section 2.03 Form of Face of Definitive Security.
[legend if the Security is a Restricted Security:
     NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY, ANY BENEFICIAL INTEREST HEREIN, NOR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO BRITISH SKY BROADCASTING GROUP PLC OR A DIRECT OR INDIRECT SUBSIDIARY OF BRITISH SKY BROADCASTING GROUP PLC; (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE

SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS SECURITY OTHERWISE THAN AS SET FORTH IN (1), (2), (3) OR (5) ABOVE, THE ISSUER, THE GUARANTORS OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN CLAUSE (4) ABOVE) AND, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.
THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS SECURITY OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]
[legend if the Security is a Regulation S Security during the Restricted Period:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]
BRITISH SKY BROADCASTING GROUP PLC
[TITLE OF SECURITY]
PAYMENT OF PRINCIPAL[, PREMIUM, IF ANY]
AND INTEREST INITIALLY GUARANTEED BY
[BRITISH SKY BROADCASTING LIMITED]
[BSKYB FINANCE UK PLC]
[BSKYB INVESTMENTS LIMITED]
[BSKYB PUBLICATIONS LIMITED]
[SKY IN-HOME SERVICE LIMITED]
[SKY SUBSCRIBERS SERVICES LIMITED]
[OTHER GUARANTORS]

CUSIP No.
Common Code No.
ISIN No.

No.	$
[if the Security is to bear interest prior to Maturity, insert:
     British Sky Broadcasting Group plc, a public limited company duly organized in England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay                     , or registered assigns, the principal sum indicated on Schedule A hereof on                     , and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                      and                      in each year, commencing                     , at the rate of                     % per annum, until the principal hereof is paid or made available for payment, [if applicable, insert: and (to the extent that the payment of such interest shall be legally enforceable) at the rate of                     % per annum on any overdue principal, premium and interest until paid or made available for payment].
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any payment is due on a day that is not a Business Day, then the payment shall be made on the next succeeding Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.]
[if the Security is not to bear interest prior to Maturity, insert:
     British Sky Broadcasting Group plc, a public limited company duly organized in England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay                     , or registered assigns, the principal sum indicated on Schedule A hereof on                     . The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case any overdue principal and premium shall bear interest at the rate of                     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or

premium which is not paid on demand shall bear interest at the rate of                     % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]
     Payment of the principal of, and any premium [if applicable, insert: and any interest] on, this Security will be made at the Corporate Trust Office in London, England in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     To the fullest extent permitted by applicable law, no director, officer, employee, incorporator, member or shareholder of the Issuer or any Guarantor, as such will have any liability for any obligations of the Issuer or such Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases such Person in respect of all such liability. This waiver and release is part of the consideration for issuance of the Securities.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through and Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

British Sky Broadcasting Group plc
By:
Name:
Title:

     Section 2.04 Form of Reverse of Security.
     This Security is one of a duly authorized issue of the Issuer designated as its [insert title of security], issued and to be issued in one or more series under an Indenture, dated as of November 24, 2008, as it may subsequently be amended (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Issuer; [British Sky Broadcasting Limited, BSkyB Finance UK plc, BSkyB Investments Limited, BSkyB Publications Limited, Sky In-Home Service Limited and Sky Subscribers Services Limited, each a limited company duly existing and organized under the laws of England and

Wales] [Other Guarantors] (herein collectively the “Initial Guarantors”); and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As used in this Security, the term “Guarantors” means, collectively, the Initial Guarantors and any Persons, including successor Persons, who subsequently become Guarantors pursuant to the applicable provisions of the Indenture in each case until and to the extent such Initial Guarantor or other Person is released from such obligations as a Guarantor in accordance with the applicable provisions of the Indenture; and unless otherwise specified or required by the context, Guarantors refers to each Guarantor.
[if applicable, insert:
Redemption for Taxation Reasons.
     If as the result of any change in or any amendment to the laws, regulations or published tax rulings of an Applicable Taxing Jurisdiction (as defined below) affecting taxation, or any change in the official application, administration or interpretation of such laws, regulations or published tax rulings either generally or in relation to the Securities or the related Guarantees, which change or amendment becomes effective on or after the date of initial issuance of the Securities of a series (a “Change in Tax Law”), the Issuer or any Guarantor (other than a successor Person, successor Issuer or successor Guarantor (as defined below) that is organized or resident for tax purposes under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Initial Guarantor, as the case may be, is organized or resident for tax purposes):
     (x) would be required to pay any Additional Amounts pursuant to the Indenture or the terms of this Security or related Guarantees, as the case may be, in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of a Guarantor, a payment in respect of such interest were required to be made by such Guarantor under its Guarantee on such Interest Payment Date); and
     (y) such obligation cannot be avoided by the Issuer or by such Guarantor taking reasonable measures available to it or them, the Issuer may, at its option, redeem all (but not less than all) of the Securities at any time thereafter, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Amounts, if any) to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Securities or Guarantees, as the case may be, then due and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. Prior to publication of any notice of redemption pursuant to this paragraph, the Issuer or Guarantor shall deliver to the Trustee (i) an Opinion of Counsel of recognized standing with respect to such matters in the Applicable Taxing Jurisdiction, as selected by the Issuer, to the effect that, as a result of a Change in Tax Law, the Issuer or any Guarantor, as the case may be, would be required to pay Additional Amounts on the next succeeding Interest Payment Date in respect of the Securities or Guarantees; and (ii) an Officers’ Certificate to the effect that such obligation cannot be avoided by the Issuer or any Guarantor, as the case may be, taking reasonable measures available to it or them, and the Trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the Holders of the Securities.
     If:
     (x) on a date (the “Succession Date”) (a) the Issuer or any Guarantor, as the case may be, shall have consolidated with or merged into, or conveyed or transferred or leased all or substantially all of its properties and assets to any successor Person, (b) a successor Issuer has been elected and succeeded to, and been substituted for, the Issuer under the Indenture or (c) after [insert date] an entity becomes a Guarantor (a “successor Guarantor”), and the successor Person, successor Issuer or successor Guarantor, as the case may be, is organized or resident for tax purposes under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Guarantor, as the case may be, is organized or resident for tax purposes (a “Successor’s Taxing Jurisdiction”);
     (y) as the result of any change in or any amendment to the laws, regulations or published tax rulings of such Successor’s Taxing Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the Securities or the related Guarantees, which change or amendment becomes effective on or after the Succession Date (a “Change of Successor Tax Law”), such successor Person, successor Issuer, or successor Guarantor, as the case may be, would be required to pay Additional Amounts pursuant to the Indenture or the terms of these Securities or the Guarantees, in respect of interest on any Securities or a Guarantee on the next succeeding Interest Payment Date; and
     (z) such obligation cannot be avoided by the successor Person, successor Issuer, or successor Guarantor, as the case may be, taking reasonable measures available to it, such successor Person, successor Issuer or successor Guarantor, may, at its option, redeem all (but not less than all) of the Securities, upon not less than 30 nor more than 60 days’ written notice as provided in the Indenture, at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Amounts, if any) to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the successor Person, successor Issuer, or successor Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Securities or the Guarantees, as the case may be, then due, and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the successor Person, successor Issuer or successor Guarantor, as the case may be, shall deliver to the Trustee (i) an Opinion of Counsel of recognized standing with respect to such matters in the Successor’s Taxing Jurisdiction, as selected by the successor Person, successor Issuer or successor Guarantor, as the case may be, to the effect that, as a result of a Change of Successor Tax Law, such successor Person, successor Issuer or successor Guarantor, as the case may be, would be required to pay Additional Amounts on the next Interest Payment Date in respect of the Securities or Guarantees and (ii) an Officers’ Certificate to the effect that, as a result of a

Change of Successor Tax Law, such obligation cannot be avoided by the successor Person, successor Issuer or successor Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the Holders of the Securities and Guarantees.
     Notice of redemption will be given by first class mail, postage prepaid, to Holders, not less than 30 nor more than 60 days’ prior to the date fixed for redemption.]
[if applicable, insert:
Optional Redemption or Purchase Other Than for Taxation Reasons.
     (a) The Issuer will have the right at its option to redeem the Securities, in whole or in part, at any time or from time to time prior to their Maturity, on at least 30 days’ but not more than 60 days’ prior notice by first class mail, postage prepaid, to Holders of Securities. On and after the Redemption Date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). At least one Business Day before the Redemption Date, the Issuer will deposit with the Trustee money sufficient to pay the Redemption Price (unless the Redemption Date shall be an interest payment date) and any accrued interest to the Redemption Date on the Securities to be redeemed on such date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the guidelines of the applicable Depositary. The Securities may be redeemed at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Securities and (ii) the sum of the present values of each remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued interest (including Additional Amounts, if any) on the principal amount of such to, but not including, the Redemption Date.
     (b) The Issuer will have the right at its option to redeem or purchase, or procure the purchase of, the Securities in whole and not in part, if 80% or more in principal amount of the Securities outstanding immediately prior to the Optional Redemption Date have been redeemed or purchased pursuant to a Put Event, on at least 30 days’ but not more than 60 days’ prior notice by first class mail, postage prepaid, to Holders of Securities, such notice to be given within 30 days after the Optional Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Securities (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). At least one Business Day before the Redemption Date, the Issuer will deposit with the Trustee money sufficient to pay the Redemption Price (unless the Redemption Date shall be an interest payment date) and any accrued interest to the Redemption Date on the Securities. The Securities may be redeemed at a Redemption Price equal to 101% of the aggregate principal amount of the Securities, together with unpaid interest (including Additional Amounts, if any) on the principal amount of such Securities accrued to, but not including, the Redemption Date. Notwithstanding the foregoing, the Issuer shall not be entitled to redeem or purchase, or procure the purchase of, the Securities pursuant to this paragraph if the Redemption Date pursuant to this paragraph would occur on or prior to the Redemption Date set forth in a notice previously given pursuant to paragraph (a) above.

     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of section and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Reference Treasury Dealer” means each of [                    ] and [                    ] or their affiliates, which are primary U.S. government securities dealers and two other leading primary U.S. government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing or email to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.]
[if applicable, insert:
Redemption or Purchase of Securities upon a Put Event.
     If a Put Event (as defined below) occurs, the Holder of each Security will have the option (unless prior to the giving of the relevant Put Event Notice (as defined below) the Issuer has given notice of redemption of the Securities as described herein) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Security on the Optional Redemption Date (as defined below) at 101% of its principal amount, together with unpaid interest accrued (including Additional Amounts, if any) to, but not including, the Optional Redemption Date.
     Within 30 days after the Issuer has become aware that a Put Event has occurred, the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the Holders of at least one-quarter in principal amount of the Securities then outstanding, or if so directed by an Extraordinary Resolution (as defined below) of Holders, shall (subject in each case to the Trustee being indemnified and/or secured to its satisfaction), be required to mail a notice (a “Put Event Notice”) to Holders describing the transaction or transactions that constitute the Put Event and offering to redeem or repurchase the Securities on the date specified in the Put Event Notice, which date will be no earlier than 30 days and no later than 60 days from the date the Put Event Notice is mailed (the “Optional Redemption Date”), pursuant to the procedures described herein and in the Put Event Notice.
     The Trustee shall be under no obligation to ascertain whether a Put Event or Change of Control (as defined below) or any event which could lead to the occurrence of, or could constitute, a Put Event or Change of Control has occurred, or to seek any confirmation from any Rating Agency or Substitute Rating Agency, and, until it shall have actual knowledge or notice pursuant to the Indenture to the contrary, the Trustee may assume that no Put Event, Change of Control or other such event has occurred.
     To the extent that the provisions of any securities laws or regulations adopted thereunder conflict with the provisions of the Securities relating to the redemption or purchase of the Securities upon a Put Event, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue of such conflicts.
     A “Put Event” will be deemed to occur if:
     (a) any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 736 of the Companies Act) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer, shall become interested (within the meaning of Part VI of the Companies Act) in (i) more than 50% of the issued or allotted ordinary share capital of the Issuer or (ii) shares in the capital of the Issuer carrying more than 50% of the voting rights normally exercisable at a general meeting of the Issuer (each such event being a “Change of Control”); and
     (b) on the date (the “Relevant Announcement Date”) that is the earlier of (x) the date of the first public announcement of the relevant Change of Control and (y) the date of the earliest Relevant Potential Change of Control Announcement (as defined below), if any, the Securities carry from any Rating Agency (as defined below):
     (i) an investment grade credit rating (Baa3/BBB-, or the equivalent, or better) and such rating from any Rating Agency is, within the Change of Control Period (as defined below), either downgraded to a non-investment grade credit rating (Ba1/BB+, or the equivalent, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or
     (ii) a Non-Investment Grade Rating and such rating from any Rating Agency is, within the Change of Control Period, either downgraded by one or more notches (by way of example, Baa1 to Baa2 being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade)

upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or
     (iii) no credit rating and a Negative Rating Event (as defined below) also occurs within the Change of Control Period;
provided that if at the time of the occurrence of the Change of Control the Securities carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then subparagraph (i) will apply; and
     (c) in making any decision to downgrade or withdraw a credit rating pursuant to paragraphs (i) and (ii) above or not to award a credit rating of at least investment grade as described in paragraph (b) of the definition of Negative Rating Event, the relevant Rating Agency announces publicly or confirms in writing to the Issuer or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement.
     If the rating designations employed by either Rating Agency are changed from those described above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of the Rating Agency or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations, and the provisions hereof shall be construed accordingly.
     “Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Securities are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration).
     “Extraordinary Resolution” means the record of a resolution of Holders of Securities voting either in person or by proxies duly appointed in writing passed by a majority of such Holders at any meeting of Holders of Securities duly called and held in accordance with the provisions of Section 1.04 of the Indenture.
     A “Negative Rating Event” shall be deemed to have occurred if at such time as there is no rating assigned to the Securities by a Rating Agency (a) the Issuer does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavors to obtain, a rating of the Securities, or any other unsecured and unsubordinated debt of the Issuer or (b) if the Issuer does so seek and use such endeavors, it is unable to obtain such a rating of at least investment grade by the end of the Change of Control Period.
     “Rating Agency” means Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) or any of their respective successors or any rating agency (a “Substitute Rating Agency”) substituted for either of them by the Issuer from time to time with the prior written approval of the Trustee.
     “Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where, within 180 days following the date of such announcement or statement, a Change of Control occurs.]
[If applicable, insert:
Defeasance.
     The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth in the Indenture.]
Defaults and Remedies.
     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
Additional Amounts.
     All payments made by the Issuer, a Guarantor, a successor Person, a successor Issuer or a successor Guarantor under or with respect to this Security shall be made without withholding or deduction for or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) (a) in which the Issuer, any Guarantor, any successor Person, any successor Issuer or any successor Guarantor, as the case may be, is organized or resident (or deemed for tax purposes to be resident) or (b) through which the Issuer any Guarantor, any successor Person, any successor Issuer or any successor Guarantor, as the case may be, makes payment on this Security or related Guarantee (each, an “Applicable Taxing Jurisdiction”), unless such taxes are required by the Applicable Taxing Jurisdiction to be withheld or deducted. In that event, the Issuer, any Guarantor, any successor Person, any successor Issuer or any successor Guarantor, as the case may be, will pay such additional amounts of, or in respect of, principal, and any premium and interest (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in the payment to each Holder of the amounts which would have been payable in respect of such Security had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of: (i) any Taxes that would not have been imposed or withheld but for the fact that: (A) the Holder or beneficial owner was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, the Securities; or (B) the Holder presented (if presentation is required) such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented the Security for payment on the last day within such period of thirty (30) days; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes; (iii) any Taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, or any premium or interest on, the Security; (iv) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of this Security following the written request of the Issuer, addressed to the Holder (and made at a time which would enable the Holder or beneficial owner acting reasonably to comply with the request) (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes; (v) any Taxes imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; (vi) any Taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (if presentation is required) the Security or Guarantee, as the case may be, to another paying agent in a member state of the European Union; or (vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi); nor shall Additional Amounts be paid with respect to any payment of principal of, or any premium or interest on, any such Security to any Holder that is a fiduciary, partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security.
     In addition, the Issuer, any successor Person or any successor Issuer will pay any present or future stamp, issue, registration, court, documentation, excise or property Taxes or other similar Taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Applicable Taxing Jurisdiction in respect of the execution, issue or delivery of this Security or any other document or instrument referred to in the Indenture (other than on or in connection with a transfer of the Securities) and any such Taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of this Security or the related Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to this Security. The foregoing provisions shall survive any termination or discharge of the Indenture. Except as otherwise stated, all references to payments on the Securities or under the Guarantees shall include any Additional Amounts payable pursuant to this paragraph.
Modification and Waiver.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of 66.66% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Limitation on Proceedings.
     As provided in and subject to the provisions of the Indenture, no Holder of any Security will have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.
Unconditional Right of Holders.
     No reference herein to the Indenture and no provision of this Security or of the Indenture or the Guarantees shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the currency, herein prescribed.
Denomination, Transfer and Exchange.
     As provided in the Indenture and subject to certain limitations therein set forth therein, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the Place of Payment and maintained for such purposes (against surrender of this Definitive Registered Security, in the case of a payment of principal), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable in registered form only without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     [If a Global Security insert: This Security is a Global Security and is subject to the provisions of the Indenture relating to the Global Securities, including the limitations of Section 3.05 thereof on transfers and exchanges of Global Securities.]
Governing Law.
     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.
[insert Form of Guarantee from Indenture.]
[attach the following Schedule A in the case of a Global Security:]
SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT
     The initial principal amount at maturity of this Security shall be up to $___. The principal amount of all Securities from time to time outstanding shall be as shown in the records of the Registrar. The following decreases/increases in the principal amount at maturity of this Security have been made:

Total Principal
			Amount at Maturity	Notation Made
Date of	Decrease in Principal	Increase in Principal	Following such	by or on Behalf of the
Decrease/Increase	Amount at Maturity	Amount at Maturity	Decrease/Increase	Registrar

     Section 2.05 Guarantees by Guarantors; Additional Subsidiary Guarantors; Release of Guarantors; Form of Guarantee.
     (a) Guarantees by Guarantors. Each of the Guarantors by its execution of this Indenture (or any amendment or supplement hereto) hereby agrees with each Holder of a Security authenticated and delivered by the Trustee (whether or not before or after such Guarantor became a Guarantor), and with the Trustee on behalf of each such Holder, to be fully, absolutely and unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Issuer, in the name and on behalf of the Guarantors, to confirm such Guarantee to the Holder of each such Security by its execution and delivery of each such Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee. When delivered pursuant to the provisions of Section 3.03, Guarantees so set forth on the Securities shall bind the Guarantors notwithstanding the fact that the Guarantee does not bear the signature of the Guarantors.
     (b) Additional Subsidiary Guarantors. The Issuer undertakes to procure that, as long as any of the Securities is outstanding:
     (i) to the extent that, after the date of the Indenture, any Subsidiary that is not a Guarantor issues any guarantee of any Indebtedness for money borrowed in excess of £50,000,000; and
     (ii) for so long as any Subsidiary is or becomes a guarantor of Indebtedness pursuant the terms of the 1996 Bonds, the 1999 Bonds, the 2005 Bonds, the 2007 Bonds or the 2008 (February) Bonds or for Indebtedness issued pursuant to any Security issued pursuant to this Indenture or for moneys borrowed under the Revolving Credit Facility, the Issuer will cause such Subsidiary (the “acceding Guarantor”) to enter into a supplemental indenture to the Indenture pursuant to which it shall agree to fully, absolutely and unconditionally guarantee the due and punctual payment of the principal of and interest (and the payment of Additional Amounts, if any) on all Outstanding Securities when and as the same shall become due and payable on a pari passu basis.
     (c) Release of Guarantors. In the event any Guarantor shall have been fully and unconditionally released from all obligations under guarantees of Indebtedness for money borrowed in excess of £50,000,000, such Guarantor shall be deemed released from all obligations under its Guarantees without any further action required on the part of the Trustee or any Holder of Securities. Any Guarantor not so released shall remain fully, absolutely and unconditionally liable for its obligations under its Guarantees. The Trustee shall make available for delivery an appropriate instrument evidencing any such release upon receipt of (i) a written request from each of the Issuer and such Guarantor, and (ii) an Officer’s Certificate from each of the Issuer and such Guarantor certifying as to such Guarantor’s compliance with the terms of the Indenture.
     (d) The Trustee agrees to execute such documentation as the relevant Guarantor may reasonably require to effect its release as a Guarantor, provided that the Trustee (acting reasonably) is satisfied that the obligations of the Issuer and the other Guarantors will remain in full force and effect notwithstanding such release and the Issuer and the other Guarantors undertake to execute such documentation as the Trustee may reasonably require in connection therewith.
     (e) The Issuer will provide notice of the addition of any acceding Guarantor or the release of any Guarantor pursuant to Section 1.06 of this Indenture.
     (f) Guarantees to be endorsed on the Securities shall, subject to Section 2.01, be in substantially the form set forth below:

GUARANTEE
     [British Sky Broadcasting Limited, BSkyB Finance UK plc, BSkyB Investments Limited, BSkyB Publications Limited, Sky In-Home Service Limited and Sky Subscribers Services Limited, each a limited company organized under the laws of England and Wales, having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England] [Other Guarantors] (the “Initial Guarantors”) and any Persons, including successor Persons, who subsequently become Guarantors pursuant to the applicable terms of the Indenture referred to in the Security upon which this Guarantee is endorsed in each case until and to the extent any such Person is released from such obligations as a Guarantor in accordance with the applicable provisions of such Indenture (collectively, the “Guarantors”), for value received hereby fully, absolutely and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, and any premium and interest on, such Security, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In the case of the failure of British Sky Broadcasting Group plc, a public limited company organized under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, any premium or any interest, the Guarantors hereby agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     Each of the Guarantors hereby further agrees, subject to the limitations and exceptions set forth below, that all payments made by the Guarantor under or with respect to this Guarantee, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) (a) in which the Issuer, such Guarantor, any successor Person, any successor Issuer, any successor Guarantor, as the case may be, is organized or resident (or deemed for tax purposes to be resident) or (b) through which the Issuer, such Guarantor, any successor Person, any successor Issuer or any successor Guarantor, as the case may be, makes payment on this Guarantee (each, an “Applicable Taxing Jurisdiction”), unless such Taxes are required by the Applicable Taxing Jurisdiction to be withheld or deducted. In that event, such Guarantor or any successor Person will pay such additional amounts of, or in respect of, principal, and any premium and interest (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in the payment to each Holder of the amounts which would have been payable in respect of such Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of: (i) any Taxes that would not have been imposed or withheld but for the fact that: (A) the Holder or beneficial owner was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, this Guarantee or the Security upon which this Guarantee is endorsed; or (B) the Holder presented (if presentation is required) this Guarantee more than thirty (30) days after the date on which the payment in respect of this Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented this Guarantee for payment on the last day within such period of thirty (30) days; (ii) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes; (iii) any Taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, or any premium or interest on, this Guarantee; (iv) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of this Guarantee following the written request of the Issuer or the Guarantor, as the case may be, addressed to the Holder (and made at a time which would enable the Holder or beneficial owner acting reasonably to comply with the request) (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes; (v) any Taxes imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; (vi) any Taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (if presentation is required) the Guarantee to another paying agent in a member state of the European Union; or (vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi); nor shall Additional Amounts be paid with respect to any payment of principal of, or any premium or interest on, any such Guarantee to any Holder who is a fiduciary, partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Securities.
     In addition, any Guarantor will pay any present or future stamp, issue, registration, court, documentation, excise or property Taxes or other similar Taxes, charges and duties, including interest and penalties with respect thereto, imposed by or in any Applicable Taxing Jurisdiction in respect of the execution, issue or delivery of the Security upon which this Guarantee is endorsed or any other document or instrument referred to in the Indenture (other than on or in connection with a transfer of the Securities) and any such Taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of this Guarantee or the Security upon which this Guarantee is endorsed or any other such document or instrument following the occurrence of any Event of Default with respect to such Security. The foregoing provisions shall survive any termination or discharge of the Indenture. Except as otherwise stated, all references to payments on this Guarantee or the Security upon which this Guarantee is endorsed shall include any Additional Amounts payable by the Guarantors pursuant to this paragraph.
     Each of the Guarantors hereby agrees that its obligations hereunder shall be joint and several and as if each was a principal debtor and not merely surety, and shall be full, absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02 of such Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and any premium and interest on, such Security.
     The Guarantors shall be subrogated to all rights of the Holder of the Security upon which the Guarantee is endorsed and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantors pursuant to the provisions of this Guarantee; provided, however, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and any premium and interest on, all Securities issued under such Indenture shall have been paid in full.
     To the extent that any Guarantor or any successor Person will be required to pay any amounts on account of Securities issued pursuant to the Indenture referred to in the Security upon which this Guarantee is endorsed pursuant to its Guarantee in excess of the greater of (a) the amount of the economic benefit actually received by such Guarantor from the issuance of such Securities and (b) an amount calculated as the product of (i) the aggregate amount payable by the Guarantors on account of such Securities pursuant to the Guarantees and (ii) the proportion (expressed as a fraction) that such Guarantor’s net worth at the date enforcement of the Guarantees is sought bears to the aggregate net worth of all Guarantors at such date, then such Guarantor shall be entitled to be reimbursed by the other Guarantors for the amount of such excess, pro rata, based upon the respective net worth of such other Guarantors at the date enforcement of the Guarantees is sought. This paragraph describes only the relative rights of Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of the Guarantors under their respective Guarantees.
     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee.
     No reference herein to such Indenture and no provision of this Guarantee or of such Indenture or of any Security shall alter or impair the guarantee of the Guarantors, which is absolute and unconditional, of the due and punctual payment of the principal of, and any premium and interest on, the Security upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.
     All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

     THE GUARANTEES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Executed and dated the date on the face hereof.

British Sky Broadcasting Limited
By:
Name:
Title:

BSkyB Finance UK plc
By:
Name:
Title:

BSkyB Investments Limited
By:
Name:
Title:

BSkyB Publications Limited
By:
Name:
Title:

Sky In-Home Service Limited
By:
Name:
Title:

Sky Subscribers Services Limited
By:
Name:
Title:

     Section 2.06 Form of Trustee’s Certificate of Authentication.
     The Trustee’s certificates of authentication shall be in substantially the following form:
     Dated:
     This is one of the [specify the series of the Securities] of British Sky Broadcasting Group plc designated pursuant to the within mentioned Indenture.

The Bank of New York Mellon as Trustee
By:
Authorized Signatory

ARTICLE 3
The Securities
     Section 3.01 Title and Terms.
     The aggregate principal amount at maturity of Securities which initially may be authenticated and delivered under this Indenture is unlimited.
     The Securities shall rank equally and pari passu and may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer and the Guarantors, as appropriate, and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
     (a) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
     (b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06 or Section 12.03 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);
     (c) the Person to whom any interest on a Security of the series shall be payable, if other than the Holder in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
     (d) the date or dates on which the principal of any Securities of the series is payable;

     (e) the rate or rates at which any Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, or the method by which such dates shall be determined, and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date, and the basis upon which such interest shall be calculated if other than that of a 360-day year of twelve 30-day months;
     (f) the place or places where, subject to the provisions of Section 10.02, the principal of, and any premium and interest on, any Securities of the series shall be payable, Securities of the series may be surrendered for exchange and notices and demands to or upon the Issuer or the Guarantors in respect of any Securities of the series and this Indenture may be served, if other than the Corporate Trust Office;
     (g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer or the Guarantors and, if other than by a Board Resolution, the manner in which any election by the Issuer or the Guarantors to redeem the Securities shall be evidenced;
     (h) the obligation, if any, of the Issuer to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
     (i) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;
     (j) if the amount of principal of, or any premium or interest on, any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;
     (k) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of, or any premium, interest or Additional Amounts on, any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;
     (l) if the principal of, or any premium, interest or Additional Amounts on, any Securities of the series is to be payable, at the election of the Issuer or the Guarantors or a Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of, or any premium, interest or Additional Amounts on, such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
     (m) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

     (n) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be principal shall be determined);
     (o) the forms of the Securities of the series and the Guarantees to be endorsed thereon, if other than as set forth in Article 2;
     (p) if applicable, that the Securities of the series, in whole or any specified part, shall be subject to Defeasance pursuant to Section 11.02, or shall not be subject to Covenant Defeasance pursuant to Section 11.03, and, if other than by a Board Resolution, the manner in which any election by the Issuer, or in the case of Section 11.02, the Guarantors, to defease such Securities shall be evidenced;
     (q) the form of any legend or legends which shall be borne by any Global Security in respect of such series, in addition to or in lieu of the legends set forth in Section 2.02 and by any Definitive Security in respect of such series, in addition to or in lieu of the legends set forth in Section 2.03 and any circumstances in addition to or in lieu of those set forth in Section 3.05 in which any such Global Security may be exchanged in whole or in part for Registered Securities, and such Global Security may be transferred to a Person other than the Depositary for such Global Security or a nominee thereof;
     (r) any addition to, deletions from, or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;
     (s) any addition to, deletions from, or change in the covenants set forth in Article 10 which applies to Securities of the series;
     (t) whether Additional Amounts will be payable by the Issuer pursuant to Section 10.04 and under what circumstances such amounts will be payable; and
     (u) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(e).
     Unless specified pursuant to this Section 3.01, Securities of any one series shall initially be issued in the form of a registered Global Security and all Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.
     If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Company Secretary of the Issuer delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

     With respect to Securities of a series offered in a Periodic Offering, the Board Resolution (or action taken pursuant thereto), Officer’s Certificate or supplemental indenture referred to above may provide general terms or parameter for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in an Issuer Order or that such terms shall be determined by the Issuer in accordance with other procedures specified in a Company Order as contemplated by Section 3.03.
     Section 3.02 Denominations.
     Except as may be otherwise specified with respect to any series of Securities pursuant to Section 3.01, the Securities shall be issuable in registered form only, without coupons, and only in such denominations as shall be specified as contemplated in Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.
     Section 3.03 Execution, Authentication, Delivery and Dating.
     The Securities of each series shall be executed on behalf of the Issuer by any of its Directors, its Company Secretary or its Assistant Company Secretary. The signature of any of these officers on the Securities may be manual or facsimile of the present or any future such authorized Persons and may be imprinted or otherwise reproduced on the Securities.
     Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer or the Guarantors, as the case may be, shall bind the Issuer or the Guarantors, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or the delivery of such Guarantees or did not hold such offices at the date of such Securities or Guarantees.
     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series, executed by the Issuer and (except as may be specified with respect to any series of Securities pursuant to Section 3.01) having endorsed thereon Guarantees to the Trustee for authentication, together with an Issuer Order from the Issuer, on behalf of itself and the Guarantors, for the authentication and delivery of such Securities and the Guarantees endorsed thereon, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities having such Guarantees endorsed thereon; provided, however, that, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Issuer or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to an Issuer Order delivered to the Trustee prior to the time of the first authentication of Securities of such series.

     In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and Guarantees, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon:
     (a) a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Company

Secretary or an Assistant Company Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;
     (b) an executed copy of each supplemental indenture, if any; and
     (c) such executed Opinion (or Opinions) of Counsel pursuant to Section 1.02 as the Trustee shall deem necessary.
     No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security or Guarantee has been duly authenticated and delivered hereunder.
     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantors.
     Notwithstanding the provisions of Section 3.01 and the preceding paragraphs of this Section 3.03, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate otherwise required pursuant to Section 3.01 or the Issuer Order, Opinion of Counsel or Officer’s Certificate otherwise required pursuant to this Section 3.03 at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.
     With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Issuer of any of such Securities or as to the authorization by the Guarantor of any Guarantee endorsed thereon, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 2.01 and Section 3.01 and this Section, as applicable, in connection with the first authentication of Securities of such series.
     Section 3.04 Temporary Securities.
     (a) Pending the preparation of Definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities and having endorsed thereon Guarantees of the Guarantors, substantially in the tenor of the definitive Guarantees in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     (b) If temporary Securities of any series are issued, the Issuer will, except as may be otherwise specified with respect to any series of Securities pursuant to Section 3.01, cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency of the Registrar in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities, of any authorized denominations and of like tenor and aggregate principal amount which have endorsed thereon the Guarantees of the Guarantors. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as the Definitive Securities and shall be of like tenor.
     Section 3.05 Registration, Transfer and Exchange of Securities.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01:
     (a) The Trustee is hereby initially appointed to act as registrar (the “Registrar”) and will keep a record of all Securities (the “Register”) at the Corporate Trust Office. The Register will show the amount and series of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Securities and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar will also maintain a record (the “Record”) that will include notations as to whether the Securities have been paid or canceled, and, in the case of mutilated, destroyed, stolen or lost Securities, whether such Securities have been replaced. In the case of the replacement of any of the Securities, the Record will include notations of the Security so replaced, and the Security issued in replacement thereof. In the case of the cancellation of any of the Securities, the Record will include notations of the Security so canceled and the date on which such Security was canceled. The Registrar shall at all reasonable times during office hours make the Register and the Record available to the Trustee (if the Trustee is not the Registrar) and, if requested in writing by the Issuer or any Person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Issuer the Registrar shall deliver to such Persons all lists of Holders of Securities, their addresses and amounts of such holdings as they may request in writing.
     The Register and the Record shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.
     Upon surrender for registration of transfer of any Security at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and each Guarantor shall execute, as applicable, the notation of the Guarantee endorsed on, and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of like terms and aggregate principal amount and with the notation of the Guarantee endorsed thereon.
     (b) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor of this Indenture.
     (c) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Registrar, the Trustee and any agent of the Issuer, the Registrar or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, a Holder that is a beneficial owner of a Global Security will have the right (i) to obtain evidence of its beneficial ownership interest in a Global Security in accordance with the procedures of any securities clearing service or collective deposit system, including DTC, and (ii) to pursue remedies against the Issuer and assert rights in a legal action brought in accordance with this Indenture in respect of its beneficial ownership interest in a Global Security and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Security which represents its beneficial ownership interest therein. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (d) If (i) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary for a Global Security of any series or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not promptly appointed within 90 days of such notice, (ii) a Payment Default has occurred and is continuing, (iii) in the event of a Bankruptcy Default, the Issuer fails to make payment on the Securities of any series when due, or (iv) the Issuer shall have determined in its sole discretion that the Securities of any series shall no longer be represented by the Global Securities of such series, then, the Registrar will promptly, upon provision of executed Securities of such series delivered to it by the Issuer therefor, exchange each beneficial interest in such Global Security of such series for one or more Definitive Securities of such series in equal principal amount registered in the name of the owner of such beneficial interest, as identified to the Registrar by the Depositary, and thereupon such Global Security of such series will be deemed canceled.
     Securities issued in exchange for a Global Security of any series or any portion thereof pursuant to this clause (d) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security of such series or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security of any series to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security of any series to be exchanged in part, either such Global Security shall be so surrendered for exchange, or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Registrar. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security of such series issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the case of a Regulation S Global Security, unless the exchange takes place during the Restricted Period, the Definitive Securities issued in exchange therefor will not bear the Regulation S Legend, unless the Issuer otherwise has determined that the Regulation S Legend is necessary or appropriate in order to ensure that subsequent transfers of such Security (or a beneficial interest therein) are effected in compliance with the Securities Act.

     (e) Subject to the provisions of this Section 3.05, a Holder may transfer a Security of any series to another Person or exchange a Security of any series for another Security or Securities of such series of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the provisions of this Section 3.05. The Registrar will promptly register any such transfer or exchange that meets the requirements of this Section 3.05 by noting the same in the Register maintained by the Registrar for such purpose; provided that (i) no transfer or exchange will be effective until such transfer or exchange is registered in such Register and (ii) the Trustee will not be required (y) to issue, register the transfer of, or exchange any Security of such series for a period of 15 days before a selection of Securities of such series to be redeemed or purchased or (z) if a redemption or purchase is to occur after a Regular Record Date of such series but on or before the corresponding Interest Payment Date of such series, to register the transfer or exchange of any Security on or after such Regular Record Date and before such date of redemption. Prior to the registration of any transfer, the Issuer, the Registrar, the Trustee and their respective agents will treat the person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.
     From time to time the Issuer will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 3.05.
     Transfer, registration and exchange shall be permitted as provided in this Indenture without any charge to the Holder except for the expenses of delivery, if any, not made by first class mail. Registration of the transfer of a Security by the Registrar shall be deemed to be the acknowledgment of such transfer on behalf of the Issuer.
     (f) Procedures to be Followed by the Trustee.
     (i) Global Security to Global Security. If a beneficial interest in a Global Security of any series is transferred or exchanged for a beneficial interest in another Global Security of such series, the Registrar will (y) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (z) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a person who takes delivery in the form of an interest in another Global Security of such series, or exchanged for an interest in another Global Security of such series, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
     (ii) Global Security to Definitive Security. If a beneficial interest in a Global Security of any series is transferred or exchanged for a Definitive Security of such series, the Registrar will (y) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) deliver a new Definitive Security in like principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange)

specified in writing by Depositary, registered in the name of such transferee or owner, as applicable.
     (iii) Definitive Security to Definitive Security. If a Definitive Security of any series is transferred or exchanged for another Definitive Security of such series, the Registrar will (x) cancel the Definitive Security being transferred or exchanged, (y) deliver a new Definitive Security in principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Security, deliver to the Holder thereof a new Definitive Security in principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Security, registered in the name of the Holder thereof.
     (g) Securities Act Legend. Each Regulation S Security will bear the Regulation S Legend during the Restricted Period. In addition:
     (i) If the Issuer determines that the Regulation S Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Security (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Registrar in writing to cancel such Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Regulation S Legend and the Registrar will comply with such instruction.
     (ii) By its acceptance of any Security (or any beneficial interest therein) bearing the Regulation S Legend or the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the such legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.
     (h) Restrictions on Transfer and Exchange.
     (i) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 3.05 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Registrar is instructed by the Issuer to refuse to register any requested transfer or exchange that does not comply with this Section 3.05 or such rules or procedures.
     (ii) Notwithstanding any other provision of this Section 3.05, unless and until it is exchanged in whole or in part for the Securities represented thereby pursuant to this Indenture, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (iii) Any Holder requesting a transfer or exchange of a Regulation S Security (or a beneficial interest in a Regulation S Global Security) for a Restricted Security (or a beneficial interest in a Restricted Security) during the Restricted Period will be required to deliver or cause to deliver to the Trustee a duly completed Restricted Securities Certificate in the form of Annex B hereto and, if required by the Issuer, an opinion of counsel. After the end of the Restricted Period, the Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered a duly completed Restricted Securities Certificate in the form of Annex B hereto or such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary.
     (iv) Any Holder requesting a transfer or exchanges of a Restricted Security (or a beneficial interest in a Restricted Security) for a Regulation S Security (or a beneficial interest in a Regulation S Global Security) during the Restricted Period (or for so long as such Security contains the Regulation S Legend) will be required to deliver or cause to deliver to the Trustee a duly completed Regulation S Certificate in the form of Annex A hereto and, if required by the Issuer, an opinion of counsel and such other certifications. After the end of the Restricted Period, the Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered a duly completed Regulation S Certificate in the form of Annex A hereto or such other certificates and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary
     (v) During the Restricted Period (or for so long as a Security contains the Regulation S Legend), any Holder requesting a transfer or exchange of a Regulation S Security for a Regulation S Security will be required to deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate in the form of Annex A hereto. After the end of the Restricted Period, the Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered a duly completed Regulation S Certificate in the form of Annex A hereto or such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary.
     (vi) Any Holder requesting a transfer or exchange of a Restricted Security (or a beneficial interest in a Restricted Security) for a Restricted Security (or a beneficial interest in a Restricted Security) will be required to deliver or cause to deliver to the Trustee a duly completed Restricted Securities Certificate in the Form of Annex B hereto. The Issuer may require any Holder requesting such a transfer or exchange to deliver or cause to be delivered or such other certifications as evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America and in accordance with the applicable rules and procedures of the Depositary.
     (vii) In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 3.05, such transfer or exchange shall be subject to such procedures and requirements as may be reasonably prescribed by the Issuer and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Security, the applicable procedures of the Depositary.
     The Trustee shall have no responsibility for any actions taken or not taken by DTC.
     Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount having endorsed thereon the Guarantees of the Guarantors and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer, the Guarantors or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount having endorsed thereon the Guarantees of the Guarantors and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section 3.06, the Issuer may require the payment from the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.07 Payment of Interest; Interest Rights Preserved.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the

Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, at the option of the Issuer, may be paid by check mailed to the address of the Person as it appears in the Register.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, the Issuer shall, before 10:00 am (London time), on each due date of the principal of, and any premium, interest and Additional Amounts on, any Securities of a series, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal of, and any premium, interest or Additional Amounts on, such sum to be held in trust by such Paying Agent for the benefit of the Holders entitled to such principal, premium, interest and Additional Amounts, and (unless such Paying Agent is the Trustee), the Issuer will promptly notify the Trustee and the Paying Agent of its action or failure so to act. Subject to actual receipt of such funds as provided by this Section 3.07 by the designated Paying Agent, such Paying Agent shall make payments on the Securities in accordance with the provisions of this Indenture.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any interest on any Security of a series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Issuer may elect to make payment of any Defaulted Interest to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Definitive Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee, upon consultation with the Issuer, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Issuer may make payment of any Defaulted Interest on such Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, and subject to the foregoing provisions of this Section 3.07 and Section 3.05, each Security of a series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 3.08 Persons Deemed Owners.
     In the case of a Definitive Security, prior to due presentment of such Definitive Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Definitive Security for the purpose of receiving payment of principal of, and any premium and (subject to Section 3.05 and Section 3.07) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee shall be affected by notice to the contrary.
     Section 3.09 Cancellation.
     The Issuer or the Guarantors may at any time deliver to the Trustee for cancellation any Securities of a series previously authenticated and delivered hereunder which the Issuer or the Guarantors may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities of a series previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities of a series shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture. All canceled Securities of a series held by the Trustee shall be disposed of as directed by an Issuer Order; provided, however, that the Trustee shall not be required to destroy canceled Securities.
     Section 3.10 Computation of Interest.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.11 CUSIP/Common Code/ISIN Numbers.
     The Issuer in issuing the Securities of any series may use “CUSIP”, “common code” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “common code” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of any series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP”, “common code” or “ISIN” numbers.
ARTICLE 4
Satisfaction and Discharge
     Section 4.01 Satisfaction and Discharge of Indenture.
     This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and the obligation of the Issuer or the Guarantors to pay any Additional Amounts as contemplated by Section 10.04), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either
     (i) all Securities theretofore authenticated and delivered (other than (y) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (z) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Guarantors and thereafter repaid to the Issuer or the Guarantors or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
     (ii) all such Securities not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable;
     (B) will become due and payable at their Stated Maturity within one year; or
     (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or the Guarantors, in the case of (A), (B) or (C) above, have deposited or caused to be deposited, as set forth in Section 3.07, with the Trustee as trustee, funds in trust for such purpose in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium, interest and Additional Amounts to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (b) the Issuer or the Guarantors have paid or caused to be paid all other sums payable hereunder by the Issuer; and
     (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent set forth in clauses (a) and (b) of this Section 4.01 have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
     Section 4.02 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer and the Guarantors acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium, interest and Additional Amounts for whose payment such money has been deposited with the Trustee.
ARTICLE 5
Remedies
     Section 5.01 Events of Default.
     “Event of Default”, wherever used herein with respect to Securities of a series, means, except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest or Additional Amounts on any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days;
     (b) default in the payment of the principal of, or any premium on, any Security of such series at its Maturity or Redemption Date;
     (c) default in the performance, or breach, of any covenant or warranty of the Issuer or the Guarantors in this Indenture (other than a default or breach which is specifically dealt with elsewhere in this Section 5.01) with respect to the Securities of such series, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail to the Issuer, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, or by the Trustee at the direction of such Holders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Issuer or any Guarantors or any Subsidiary having an aggregate principal amount outstanding of at least the greater of $75,000,000 and 5% of Consolidated Net Tangible Assets or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantors or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness of at least the greater of $75,000,000 and 5% of Consolidated Net Tangible Assets becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder;
     (e) the entry by a court having jurisdiction in the premises of (i) a decree, judgment or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding (including winding up proceedings) under any applicable U.S. federal, state, United Kingdom or other applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, judgment or order adjudging the Issuer or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking the involuntary reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable U.S. federal, state or United Kingdom law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Issuer or a Guarantor, and the continuance of any such decree or order for relief referred to in (i) above or any such other decree or order referred to in (ii) above unstayed and in effect for a period of 60 consecutive days; or
     (f) the commencement by the Issuer or the Guarantors of a voluntary case or proceeding under any applicable U.S. federal, state or United Kingdom bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer or any Guarantor to the entry of a decree or order for relief in respect of the Issuer or the Guarantors in an involuntary case or proceeding under any applicable U.S. federal, state or United Kingdom bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal, state or United Kingdom law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantors or of any substantial part of their property, or the making by any of them of an assignment for the benefit of creditors generally, or the admission by any of them in writing or by facsimile of its inability to pay their debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantors in furtherance of any such action; provided that a corporate reconstruction or amalgamation of the Issuer or a Guarantor carried out in accordance with U.K. statutory requirements that complies with Section 8.01 shall not be deemed to constitute an Event of Default for purposes of this clause (e) and clause (f) of this Section 5.01 solely because such corporate reconstruction or amalgamation involves the filing of a petition seeking the reorganization of the Issuer or the appointment of a liquidator with respect to the Issuer or its property, provided that any such corporate reconstruction or amalgamation results immediately thereafter in a legal entity which owns substantially those assets of the Issuer which the Issuer or the Guarantor, as the case may be, owned immediately before such reconstruction or amalgamation occurred;
     (g) the failure to pay at stated maturity (or the expiration of any grace period) any other Indebtedness for borrowed money of the Issuer or any Guarantor or any Subsidiary in excess of the greater of $75,000,000 and 5% of Consolidated Net Tangible Assets;
     (h) the entry of a final judgment or order against the Issuer and/or any Guarantor in an aggregate amount in excess of the greater of $75,000,000 and 5% of Consolidated Net Tangible Assets which shall remain unstayed or undischarged for a period of 60 days; or
     (i) any failure to maintain in full force and effect all Guarantees required under this Indenture, including those pursuant to Section 2.05(b) or a Guarantor expressly denies or disaffirms its obligations under its Guarantee without being released pursuant to Section 2.05(c)
     As used herein, the term “reorganization” shall refer to a reorganization under the bankruptcy, insolvency or other similar laws and shall not be deemed to include a reorganization or scheme of arrangement not involving bankruptcy or insolvency.
     Section 5.02 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Section 5.01(e) or Section 5.01(f)) with respect to Securities of a series at the time Outstanding occurs and is continuing, then, except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, in every such case the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series, may, and the Trustee at the request of such Holders shall, declare the principal amount of all the Securities and any interest accrued thereon (including any Additional Amounts) to be due and payable immediately, by a notice in writing to the Issuer and to the Trustee, and upon any such declaration such principal amount (or specified amount) and any interest accrued thereon (including any Additional Amounts) shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or Section 5.01(f) with respect to Securities at the time Outstanding occurs, the principal amount of all the Securities and any interest accrued thereon (including any Additional Amounts) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences with respect thereto if:
     (a) all existing Events of Default, other than the nonpayment of the principal of, and any premium or interest on, the Securities that have become due solely by the declaration of acceleration, have been cured or waived, and
     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 5.03 Reserved.
     Section 5.04 Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Issuer, the Guarantors or any other obligor upon the Securities, or the property of the Issuer, the Guarantors or such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after payment in full of all Trustee fees, costs, expenses, reasonable compensation, disbursements and advances; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     Section 5.05 Trustee May Enforce Claims without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.06 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article with respect to a series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.07 in respect of Securities of that series;

     SECOND: To the payment of the amounts then due and unpaid for principal of, and any premium, interest and Additional Amounts on, the Securities of that series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively; and
     THIRD: To the payment of the balance, if any, to the Issuer or any other Person or Persons, including the Guarantors, legally entitled thereto.
     Section 5.07 Limitation on Suits.
     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees, the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;
     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series have not given the Trustee a direction that is inconsistent with such written request;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
     Notwithstanding anything to the contrary, the right of a Holder of Securities to receive payment of principal of, and any premium or interest on, its Security on or after the Stated Maturity or Redemption Date, or to bring suit for the enforcement of any such payment on or after such time, may not be impaired or affected without the consent of such Holder.
     Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium (subject to Section 3.07), interest and Additional Amounts on, such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     Section 5.09 Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12 Control by Holders.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Securities. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.
     Section 5.13 Waiver of Defaults.
     Except as otherwise provided in Section 5.02 and Section 9.02, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the

Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.14 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or the Guarantors, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate at least 25% in aggregate principal amount of the Outstanding Securities of that series, or in any suit instituted by any Holder for the enforcement of the payment of the principal of, or any premium, interest or Additional Amounts on, any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
     Section 5.15 Waiver of Usury, Stay or Extension Laws.
     The Issuer and the Guarantors each covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.16 Notification of Event of Default to the Trustee, Entitlement of Trustee to Direct Agent Members.
     The Issuer will immediately notify, pursuant to Section 1.05, the Trustee of the occurrence of any Event of Default relating to the Securities. Following the occurrence of an Event of Default, the Trustee is entitled to require all Agent Members to act under the Trustee’s direction.
ARTICLE 6
The Trustee
     Section 6.01 Certain Duties and Responsibilities.
     Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture including the provisions of the Trust Indenture Act incorporated therein. Notwithstanding the foregoing, no provision of this Indenture shall require the

Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
     The Trustee, as Paying Agent, shall make available, free of charge, to the public at its Corporate Trust Office in London, England, the prospectus approved by the Financial Services Authority pursuant to the Financial Services and Markets Act 2000 and the Prospectus Rules in respect of the Securities (a copy of which shall be provided by the Issuer to the Trustee for such purposes).
     Section 6.02 Notice of Defaults.
     If a default occurs hereunder with respect to the Securities, the Trustee shall give each Holder affected by such event notice of such default actually known to the Trustee within 90 days after it becomes known to the Trustee unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 5.01(b) with respect to such Securities, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall only be deemed to actually know of any default if it has received written notice thereof from the Issuer or any Holder delivered to the Trustee’s Corporate Trust Department in accordance with Section 1.05.
     No director, officer, employee, incorporator, member or shareholder of the Trustee, as such, will have any liability for any obligations of the Trustee under this Indenture or for any claim based on, in respect of, or by reason of, such obligations.
     Upon request of the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 6.03 Certain Rights of Trustee.
     Subject to the provisions of Section 6.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties whether such document is in original or facsimile form;
     (b) any request or direction of the Issuer or the Guarantors mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any Board Resolution of the Issuer or the Guarantors shall be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel and professional advisors of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Issuer (unless such further inquiry or investigation was made at the request of Holders in compliance with this Indenture, in which case such further inquiry or investigation shall be at the sole cost of the Holders) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee’s willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or the Guarantors, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) the Trustee shall not be required to monitor any financial performance of the Issuer or the Guarantors;
     (j) the Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control;
     (k) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person as so authorized in any such certificate previously delivered and not superseded;
     (l) the Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer;

     (m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war, natural catastrophes or acts of God; it being understood that the Trustee shall use best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;
     (n) the Trustee is entitled to assume, without enquiry, that the Issuer and any Guarantor have performed their obligations in accordance with all of the provisions in this Indenture, unless notified to the contrary;
     (o) the rights, privileges, protections, immunities and benefits of the Trustee, including, without limitation, its rights to be indemnified and all other rights provided in this Section 6.03 are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve; and
     (p) the rights of the Trustee under this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.
     Under no circumstances will the Trustee be liable to the Issuer for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.
     Section 6.04 Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer or the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Securities or the proceeds thereof.
     Section 6.05 May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Issuer and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.
     Section 6.06 Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors, as the case may be.
     Section 6.07 Compensation and Reimbursement.
     The Issuer and the Guarantors jointly and severally agree

     (a) to pay to the Trustee from time to time such compensation as may be agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), including but not limited to, default interest and additional fees after an Event of Default;
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, including any Authenticating Agent, and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     The Trustee shall have a claim prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, and the obligation to pay such amounts shall survive the payment of the Securities, the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section 6.07 shall survive the termination of this Indenture.
     Section 6.08 Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09 Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, shall have a combined capital and surplus of at least $50,000,000 and shall have its Corporate Trust Office in London, England. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 6.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10 Resignation and Removal; Appointment of Successor.
     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
     The Trustee may resign at any time by giving written notice thereof to the Issuer and the Guarantors; upon receipt of such notice the Issuer shall promptly appoint a successor Trustee or Trustees. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation to the Issuer, the resigning Trustee may appoint a successor Trustee reasonably acceptable to the Issuer, such acceptability should not be unreasonably withheld.
     The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Issuer and the Guarantors. Upon such removal, the Issuer shall promptly appoint a successor Trustee or Trustees.
     If at any time:
     (a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or the Guarantors or by any Holder who has been a bona fide Holder of a Security for at least six months;
     (b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or the Guarantors or by any such Holder; or
     (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Trustee with respect to all Securities and appoint a successor Trustee or Trustees, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees, provided that no Holder shall petition any such court until he or she has given the Issuer notice as to the occurrence of the events set forth in clause (a), (b) or (c) above and the Issuer shall have failed to take any action for 30 days from such notice.
     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, 30 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Issuer shall have failed to appoint a successor Trustee, a successor Trustee may be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding

Securities of that series delivered to the Issuer and the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee. If no successor Trustee with respect to the Securities shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 6.11 Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 6.12 Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 6.13 Preferential Collection of Claims against Issuer or Guarantors.
     If and when the Trustee shall be or become a creditor of the Issuer or the Guarantors (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or the Guarantors (or any such other obligor).
     Section 6.14 Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and, except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.
     If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities described in the within mentioned Indenture.

The Bank of New York Mellon as Trustee
By:
as Authenticating Agent

By:
Authorized Signatory

     IF ALL OF THE SECURITIES MAY NOT BE ORIGINALLY ISSUED AT ONE TIME, AND IF THE TRUSTEE DOES NOT HAVE AN OFFICE CAPABLE OF AUTHENTICATING SECURITIES UPON ORIGINAL ISSUANCE LOCATED IN A PLACE OF PAYMENT WHERE THE ISSUER WISHES TO HAVE SECURITIES AUTHENTICATED UPON ORIGINAL ISSUANCE, THE TRUSTEE, IF SO REQUESTED BY THE ISSUER IN WRITING (WHICH WRITING NEED NOT COMPLY WITH SECTION 1.02 AND NEED NOT BE ACCOMPANIED BY AN OPINION OF COUNSEL), SHALL APPOINT IN ACCORDANCE WITH THIS SECTION 6.14 AN AUTHENTICATING AGENT HAVING AN OFFICE IN A PLACE OF PAYMENT DESIGNATED BY THE ISSUER WITH RESPECT SUCH SECURITIES.
ARTICLE 7
Holders’ Lists and Reports by Trustee, Issuer and Guarantors
     Section 7.01 Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders.
     The Issuer and the Guarantors will furnish or cause to be furnished to the Trustee in respect of Securities of a series:
     (a) semi-annually, not later than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
     (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuer or the Guarantors of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar, provided that no such list will be provided by the Issuer so long as the Trustee is then acting in its capacity as Registrar maintaining the Register.
     Section 7.02 Preservation of Information; Communications to Holders.
     In respect of Securities of a series, the Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     The rights of Holders to communicate with other Holders of Securities of a series with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
     Every Holder of Securities of a series, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that neither the Issuer, the Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.03 Reports by Trustee.
     The Trustee shall transmit, at the expense of the Issuer, to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     Reports so required to be transmitted at stated intervals of not more than 12 months shall be dated as of February 1 and transmitted no later than February 1 in each calendar year, commencing February 1, 2009.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, as applicable, with the Issuer and with the Guarantors. The Issuer will promptly notify the Trustee in writing or by facsimile when any Securities are listed on any stock exchange.
     Section 7.04 Reports by Issuer and Guarantors, Statement by Officers as to Default and Compliance.
     If the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act at any time when the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will furnish to any Holder, or to any prospective purchaser designated by such Holder, upon the request of any such Holder or prospective purchaser, financial and other information described in Rule 144A(d)(4) with respect to the Issuer to the extent required to permit such Holder to comply with Rule 144A in connection with any resale of Securities held by such Holder
     Section 7.05 Calculation of Original Issue Discount.
     Upon request of the Trustee, the Issuer shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of the original issue discount

(including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year.
ARTICLE 8
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 8.01 Issuer or Guarantors May Consolidate, etc., Only on Certain Terms.
     None of the Issuer nor any Guarantor shall without the consent of Holders as provided for by Section 9.02, in a single transaction or through a series of transactions, consolidate with or merge into any other Person or convey, transfer or lease its respective properties and assets substantially as an entirety to any Person, unless, where the Issuer or any Guarantor shall consolidate with or merge into another Person or, directly or indirectly through one or more Subsidiaries, convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer or any Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, such properties and assets of the Issuer or the Guarantors substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of England and Wales, Scotland, the Channel Islands, the United States of America, any state thereof or the District of Columbia, any member state of the European Economic Area or Switzerland, and:
     (a) such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, and any premium, interest and Additional Amounts payable pursuant to Section 10.04 on, all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed or observed and, in the case of a Guarantor, the due and punctual performance of the Guarantees and the performance of every covenant of this Indenture on the part of the Guarantors to be performed or observed;
     (b) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer, the Guarantors or any Subsidiary as a result of such transaction as having been incurred by the Issuer, the Guarantors or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
     (c) the Person formed by such consolidation or into which the Issuer or any Guarantor, as the case may be, is merged or to whom the Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased its properties or assets agrees to indemnify the Holder of each Security against (i) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease; and (ii) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease;
     (d) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a Lien which would not be permitted by this Indenture, the Issuer, any Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby or otherwise cause all such properties or assets to be unconditionally released from and relieved of all obligations and covenants under such Lien within a period of 60 days of the Issuer, any Guarantor or such successor Person becoming subject to such Lien; and
     (e) the Issuer or the Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Notwithstanding the foregoing, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, such properties and assets of the Issuer substantially as an entirety, shall not be subject to the provisions of Section 8.01 or Section 8.02 if the Issuer shall designate a successor issuer, as provided in, and in accordance with, Section 8.03.
     Section 8.02 Successor Substituted.
     Upon any consolidation of the Issuer or any Guarantor with, or merger of the Issuer or any Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or any Guarantor substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Issuer or Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantors, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantors herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be released from and relieved of all obligations and covenants under this Indenture and the Securities.
     Section 8.03 Successor Issuer.
     The Issuer shall have the right, subject to the terms set forth below, to elect a successor issuer (which must be the Issuer or a Subsidiary (including any successor thereof), in which event such successor issuer shall succeed to, and be substituted for, and may exercise every right and power of the original Issuer under this Indenture, with the same effect as if the successor issuer had been named as the Issuer in this Indenture and with the same obligations as the Issuer hereunder, in which case the predecessor Issuer shall be relieved of all obligations under this Indenture, provided that such person is organized under the laws of England and Wales, Scotland, the Channel Islands, the United States, any State thereof or the District of Columbia, any member state of the European Economic Area or Switzerland. No successor issuer shall succeed to, and be substituted for, the Issuer unless:
     (a) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
     (b) the successor issuer agrees to indemnify the Holder of each Security against (i) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such substitution; and (ii) any costs or expenses associated with such substitution; and

     (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such succession and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such succession have been complied with.
ARTICLE 9
Supplemental Indentures
     Section 9.01 Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:
     (a) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders of Securities in any material respect;
     (b) to evidence the succession of another Person to the Issuer or the Guarantors, the assumption by any such successor of the covenants of the Issuer or of the Guarantors herein and in the Securities or Guarantees as contemplated under Article 8;
     (c) to comply with any applicable requirement of the Trust Indenture Act;
     (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;
     (e) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series in bearer or in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of any Securities in any material respect;
     (f) to provide for any guarantee of the Securities, to secure the Securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by the terms of this Indenture, including the release of any acceding Guarantor pursuant to Section 2.05(c);
     (g) to add to the covenants of the Issuer for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Issuer or the Guarantors;
     (h) to add any additional Events of Default for the benefit of the Holders of the Securities;

     (i) to establish the form or terms of Securities of other series as permitted by Section 2.01 and Section 3.01, including, without limitation, provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Issuer); or
     (j) to make any other change that does not materially and adversely affect the rights of Holders of the Securities.
     Section 9.02 Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than 66.66% in aggregate principal amount of the Outstanding Securities of that series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer, when authorized by a Board Resolution, the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
(a)	reduce the principal amount of, or change the Stated Maturity of, any installment of principal of, or interest on, any Security;

(b)	reduce the rate of, or change the Stated Maturity of, any interest payment on any Security, or adversely affect the right to convert or exchange any Security as may be provided pursuant to Section 3.01;

(c)	change any obligation of the Issuer or the Guarantors to pay Additional Amounts pursuant to Section 10.04;

(d)	reduce the amount payable upon the redemption or purchase of any Security, once notice of redemption has been given, or change the time at which it must thereupon be redeemed or purchased;

(e)	make any Security payable in the currency other than that stated in the Security;

(f)	impair the right of any Holder of a Security to receive any payment of principal or interest on such Holder’s Securities, on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or to institute suit for the enforcement of any such payment;

(g)	make any change in the percentage in principal amount of the Outstanding Securities of that series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(h)	change any obligation of the Issuer or the Guarantors to maintain an office or agency in the places and for the purposes specified in Section 10.02; or

(i)	modify or change any provision of the Indenture affecting the ranking of the Securities or any Guarantee in a manner adverse to the Holders.
     It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03 Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.04 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.05 Conformity With Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06 Reference in Securities to Supplemental Indentures.
     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer, the Guarantees of the Guarantors may be endorsed thereon and such securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE 10
Covenants
     Section 10.01 Payment of Principal, Premium and Interest.
     The Issuer covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, and any premium, interest and Additional Amounts on, the Securities of that series in accordance with the terms of the Securities of such series and this Indenture.

     Section 10.02 Maintenance of Office or Agency.
     The Issuer and the Guarantors will maintain in each Place of Payment for any series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series or the Guarantees and this Indenture may be served.
     The Issuer and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (if such office or agency is not provided by the Trustee). If at any time the Issuer or the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer and the Guarantors each hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Issuer may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 10.03 Money for Securities Payments to Be Held in Trust.
     If the Issuer or any Guarantor shall at any time act as their own Paying Agent with respect to any Securities of any series, it will, on or before each due date of the principal of, and any premium or interest on, any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Issuer shall have one or more Paying Agents for any series of the Securities, it will, on or prior to each due date of the principal of, or any premium or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.
     The Issuer will cause each Paying Agent for the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.
     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or any Guarantor, in trust for the payment of the principal of, or any premium or interest on, any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer or any Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer and the Guarantors as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
     Section 10.04 Additional Amounts.
     If Securities of a series provide for the payment of Additional Amounts to any Holder, the Issuer or the Guarantors, as the case may be, will pay to the Holder of any Security of such series Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or any premium or interest on, or in respect of, any Security of a series or the net proceeds received on the sale or exchange of any Security of a series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such series established pursuant to Section 3.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 10.04 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to the Securities, and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below mentioned Officer’s Certificate, the Issuer will furnish the Trustee and the Issuer’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of, and any premium or interest on, the Securities shall be made to Holders of Securities without withholding for or on account of any tax, assessment or other governmental charge as described in the Securities. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or the Guarantors, as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section 10.04. The Issuer and the Guarantors covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 10.04.
     Section 10.05 Statement by Officers as to Default.
     The Issuer and the Guarantors each will so long as any of the Securities is outstanding, deliver to the Trustee, by October 1 of each year, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer or any Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or any of the Guarantors shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     Section 10.06 Existence.
     Subject to Article 8, the Issuer and the Guarantors each will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that each of the Issuer and the Guarantors shall not be required to preserve any such right or franchise if its respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantors, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.
     Section 10.07 Reserved.
     Section 10.08 Limitation on Liens.
     Neither the Issuer nor any Subsidiary will create, assume, incur or suffer to exist any Lien on all or any part of their respective present or future undertakings, assets, rights or revenues to secure Indebtedness unless contemporaneously therewith or prior thereto the Securities are equally and ratably secured for so long as such other Indebtedness shall be so secured, except: (i) Permitted Encumbrances; (ii) any Lien that is not a Permitted Encumbrance, provided that at the time any such Lien is incurred, the aggregate amount of such Lien together with all other Liens that are not a Permitted Encumbrance does not, in the aggregate, exceed the greater of (A) $450,000,000 and (B) 30% of Consolidated Net Tangible Assets.
     Section 10.09 Waiver of Certain Covenants.
     Except as provided in Section 3.01 for Securities of such series, and in Section 9.02, the Issuer and the Guarantors may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant or condition for the benefit of the Holders if before the time for such compliance the Holders of at least 66.66% in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE 11
Defeasance and Covenant Defeasance
     Section 11.01 Option of Issuer and Guarantors to Effect Defeasance or Covenant Defeasance.
     The Issuer or the Guarantors may elect, at their option at any time, to have Section 11.02 or Section 11.03 applied to Securities of any series designated pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 of such Securities.
     Section 11.02 Defeasance and Discharge.
     If so provided with respect to Securities of any series pursuant to Section 3.01, upon the exercise by either the Issuer or the Guarantors of their option (if any) to have this Section 11.02 applied to any series of Securities, the Issuer and the Guarantors shall be deemed to have been discharged from their respective Obligations with respect to such Securities as provided in this Section 11.02 on and after the date the conditions set forth in Section 11.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer and the Guarantors, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 11.04 and as more fully set forth in such Section, payments in respect of the principal of, and any premium and interest on, such Securities when payments are due, (ii) the obligations of the Issuer and the Guarantors with respect to such Securities under Section 3.04, Section 3.05, Section 3.06, Section 10.02 and Section 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.04, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article. Subject to compliance with this Article, the Issuer or the Guarantors may exercise their option (if any) to have this Section 11.02 applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 11.03 applied to such Securities.
     Section 11.03 Covenant Defeasance.
     Except as may be otherwise specified with respect to any series of Securities pursuant to Section 3.01, after the 123rd day following the deposit referred to in Section 11.04(a) and subject to Section 11.04, the Issuer’s obligations relating to the Securities set forth in Section 2.05, Section 5.01(d), Section 8.01 and Section 10.08, and will no longer constitute Events of Default (hereinafter called “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to such Securities of such series, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default hereunder, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Following Covenant Defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 11.03.
     Section 11.04 Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of Section 11.02 or Section 11.03 to any Securities or any series of any Securities, as the case may be:
     (a) The Issuer or the Guarantors shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article 11 applicable to it) as trustee funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money (U.S. dollars) in an amount, or (ii) U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, and any premium and each installment of interest on the Securities on the Stated Maturity of such principal, premium or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
     (b) In the event of an election to have Section 11.02 apply to any Securities or any series of Securities, as the case may be, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters stating that (i) the Issuer or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge had not occurred.
     (c) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee (i) a ruling by the Internal Revenue Service or an Opinion of U.S. counsel of recognized standing with respect to U.S. federal income tax matters (which may be based upon an Internal Revenue Service ruling) to the effect that beneficial owners of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred, (ii) a ruling from HM Revenue & Customs or an Opinion of U.K. counsel of recognized standing with respect to United Kingdom income tax matters (which may be based on a ruling from HM Revenue & Customs) to the effect that the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for U.K. income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred, and (iii) an Opinion of U.S. and U.K. Counsel to the effect that, under the respective laws in the U.S. and the U.K. in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of Section 10.04 above were applicable to such payments.
     (d) The Issuer or the Guarantors shall have delivered to the Trustee an Officer’s Certificate to the effect that neither the Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.
     (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Issuer.
     (f) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(e) and Section 5.01(f) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
     (g) Such Defeasance or Covenant Defeasance shall not result in a material breach of, or constitute a material default under, any other agreement or instrument evidencing Indebtedness incurred by the Issuer or by which it is bound.
     (h) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Defeasance or Covenant Defeasance have been complied with.
     (i) The Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel to the effect that such Defeasance or Covenant Defeasance, as the case may be, shall not result in the trust arising from such deposit to be subject to regulation as an investment company under the Investment Company Act or such trust shall be qualified under such act.

     Section 11.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 11.05 and Section 11.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 11.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer or the Guarantors acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.
     The Issuer or the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the Guarantors from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 11.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Covenant Defeasance, as the case may be, with respect to such Securities.
     Section 11.06 Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer and the Guarantors have been discharged or released pursuant to Section 11.02 or Section 11.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 11.05 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer or a Guarantor makes any payment of principal of, or any premium or interest on, any such Security following such reinstatement of its obligations, the Issuer or such Guarantor, as the case may be, shall be subrogated to the rights, if any, of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE 12
Redemption
     Section 12.01 Optional Redemption for Taxation Reasons
     Unless provided otherwise pursuant to Section 3.01, if as the result of any change in or any amendment to the laws, regulations or published tax rulings of an Applicable Taxing Jurisdiction affecting taxation, or any change in the official application, administration or interpretation of such laws, regulations or published tax rulings either generally or in relation to Securities of a series or the related Guarantees, which change or amendment becomes effective on or after the date of initial issuance of the Securities of a series (a “Change in Tax Law”), the Issuer or any Guarantor (other than a successor Person, successor Issuer or successor Guarantor (as defined below) that is organized or resident for tax purposes under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Initial Guarantor, as the case may be, is organized or resident for tax purposes):
     (x) would be required to pay any Additional Amounts pursuant to this Indenture or the terms of such Securities or related Guarantees, as the case may be, in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of a Guarantor, a payment in respect of such interest were required to be made by such Guarantor under its Guarantee on such Interest Payment Date); and
     (y) such obligation cannot be avoided by the Issuer or by such Guarantor taking reasonable measures available to it or them, the Issuer may, at its option, redeem all (but not less than all) of the Securities of such series at any time thereafter, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Amounts, if any) to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or any Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Securities or Guarantees, as the case may be, then due and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. Prior to publication of any notice of redemption pursuant to this paragraph, the Issuer or Guarantor shall deliver to the Trustee (i) an Opinion of Counsel of recognized standing with respect to such matters in the Applicable Taxing Jurisdiction, as selected by the Issuer, to the effect that, as a result of a Change in Tax Law, the Issuer or any Guarantor, as the case may be, would be required to pay Additional Amounts on the next succeeding Interest Payment Date in respect of the Securities or Guarantees; and (ii) an Officers’ Certificate to the effect that such obligation cannot be avoided by the Issuer or any Guarantor, as the case may be, taking reasonable measures available to it or them, and the Trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the Holders of the Securities.
     Unless provided otherwise pursuant to Section 3.01, if in respect of Securities of any Series:
     (x) on a date (the “Succession Date”) (a) the Issuer or any Guarantor, as the case may be, shall have consolidated with or merged into, or conveyed or transferred or leased all or substantially all of its properties and assets to any successor Person, (b) a successor Issuer has been elected and succeeded to, and been substituted for, the Issuer under the Indenture or (c) after November 24, 2008 an entity becomes a Guarantor (a “successor Guarantor”), and the successor Person, successor Issuer or successor Guarantor, as the case may be, is organized or resident for tax purposes under the laws of any jurisdiction other than the jurisdiction in which the Issuer or any Guarantor, as the case may be, is organized or resident for tax purposes (a “Successor’s Taxing Jurisdiction”);
     (y) as the result of any change in or any amendment to the laws, regulations or published tax rulings of such Successor’s Taxing Jurisdiction, or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to such Securities or the related Guarantees, which change or amendment becomes effective on or after the Succession Date (a “Change of Successor Tax Law”), such successor Person, successor Issuer, or successor Guarantor, as the case may be, would be required to pay Additional Amounts pursuant to the Indenture or the terms of such Securities or the Guarantees, in respect of interest on such Securities or a Guarantee on the next succeeding Interest Payment Date; and
     (z) such obligation cannot be avoided by the successor Person, successor Issuer, or successor Guarantor, as the case may be, taking reasonable measures available to it, such successor Person, successor Issuer or successor Guarantor, may, at its option, redeem all (but not less than all) of the Securities of such series, upon not less than 30 nor more than 60 days’ written notice as provided in the Indenture, at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Amounts, if any) to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the successor Person, successor Issuer, or successor Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Securities or the Guarantees, as the case may be, then due, and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the successor Person, successor Issuer or successor Guarantor, as the case may be, shall deliver to the Trustee (i) an Opinion of Counsel of recognized standing with respect to such matters in the Successor’s Taxing Jurisdiction, as selected by the successor Person, successor Issuer or successor Guarantor, as the case may be, to the effect that, as a result of a Change of Successor Tax Law, such successor Person, successor Issuer or successor Guarantor, as the case may be, would be required to pay Additional Amounts on the next Interest Payment Date in respect of the Securities or Guarantees and (ii) an Officers’ Certificate to the effect that, as a result of a Change of Successor Tax Law, such obligation cannot be avoided by the successor Person, successor Issuer or successor Guarantor, as the case may be, taking reasonable measures available to it, and the Trustee shall be entitled to accept such opinion and officers’ certificate as sufficient evidence of the satisfaction of the conditions precedent set out above in which event it shall be conclusive and binding on the Holders of the Securities and Guarantees.
     Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, notice of redemption will be given by first class mail, postage prepaid, to Holders, not less than 30 nor more than 60 days prior to the date fixed for redemption.
     Section 12.02 Optional Redemption Other than for Taxation Reasons.
     (a) Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, the Issuer will have the right at its option to redeem the Securities of a series in whole or in part, at any time or from time to time prior to their Stated Maturity, on at least 30 days’ but not more than 60 days’ prior notice by first class mail, postage prepaid, to Holders of the Securities of such series. On and after the Redemption Date, interest will cease to accrue on the Securities of any series or any portion of the Securities called for redemption (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). On or before the Business Day before the Redemption Date, the Issuer will deposit with the Trustee money sufficient to pay the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) any accrued interest to the Redemption Date on, the Securities of the series to be redeemed on such date. If less than all of the Securities of any series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the guidelines of the applicable Depositary. Unless otherwise provided pursuant to Section 3.01, the Securities of any series may be redeemed at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Securities of such series; and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued interest (including Additional Amounts, if any) on the principal amount of such to, but not including, the Redemption Date.
     (b) Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, the Issuer will have the right at its option to redeem or purchase, or procure the purchase of, Securities of a series in whole and not in part, if 80% or more in principal amount of the Securities of any series outstanding immediately prior to the Optional Redemption Date have been redeemed or purchased pursuant to a Put Event, on at least 30 days’ but not more than 60 days’ prior notice by first class mail, postage prepaid, to Holders of Securities of such series, such notice to be given within 30 days after the Optional Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Securities of the series to be redeemed (unless the Issuer defaults in the payment of the Redemption Price and accrued interest). At least one Business Day before the Redemption Date, the Issuer will deposit with the Trustee money sufficient to pay the Redemption Price (unless the Redemption Date shall be an interest payment date) and any accrued interest to the Redemption Date on the Securities of the series to be redeemed. Unless otherwise provided pursuant to Section 3.01, the Securities of any series may be redeemed at a Redemption Price equal to 101% of the aggregate principal amount of the Securities of such series, together with unpaid interest (including Additional Amounts, if any) on the principal amount of such Securities accrued to, but not including, the Redemption Date. Notwithstanding the foregoing, the Issuer shall not be entitled to redeem or purchase, or procure the purchase of, the Securities of any series pursuant to this paragraph if the Redemption Date pursuant to this paragraph would occur on or prior to the Redemption Date set forth in a notice previously given with respect to such series pursuant to paragraph (a) above.

     Section 12.03 Method and Effect of Redemption.
     (a) Except as may be otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, if the Issuer elects to redeem or purchase, or procure the purchase of, Securities of any series pursuant to Section 12.01 or Section 12.02, it must notify the Trustee of the Redemption Date, the series to be redeemed or purchased, and the principal amount of Securities of such series to be redeemed or purchased by delivering an Officer’s Certificate at least 60 days before the applicable Redemption Date (unless a shorter period is satisfactory to the Trustee). If, in the case of a redemption pursuant to Section 12.02(a), fewer than all of the Securities of such series are to be redeemed, the Officer’s Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Securities of such series to be redeemed, pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof, unless different denominations are provided pursuant to Section 3.01. The Trustee will notify the Issuer promptly of the Securities of such series or portions of Securities of such series to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Securities are to be redeemed or purchased at least 30 days but not more than 60 days before the Redemption Date.
     (b) The notice of redemption will identify the Securities to be redeemed and will include or state the following:
     (i) the identification of the series of Securities called for redemption or purchase;
     (ii) the record date, if any, with respect to the redemption;
     (iii) the Redemption Date;
     (iv) the Redemption Price, including the portion thereof representing any accrued interest;
     (v) the place or places where Securities of any series called for redemption or purchase are to be surrendered for redemption or purchase;
     (vi) whether Securities of any series called for redemption or purchase must be so surrendered in order to collect the Redemption Price;
     (vii) on the Redemption Date the Redemption Price will become due and payable on Securities of any series called for redemption or purchase, and interest, if any, on Securities of such series called for redemption or purchase will cease to accrue on and after the Redemption Date;
     (viii) (A) if any Global Security of any series is being redeemed in part, the portion of the principal amount of such security called for redemption and that, after the Redemption Date, upon surrender of such Global Security, the Global Security with a notation on Schedule of Increases/Decreases thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (B) if any Definitive Security of any series is being redeemed in part, the portion of the principal amount of such security to be redeemed and that, after the Redemption Date, upon surrender of such Definitive Security, a new Definitive Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be returned; and
     (ix) if any Security contains a “CUSIP”, “common code” or “ISIN” number, no representation is being made as to the correctness of the “CUSIP”, “common code” or “ISIN” number either as printed on the Securities or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Securities.
     (c) Once notice of redemption is sent to the Holders, Securities of any series called for redemption or purchase become due and payable at the Redemption Price on the Redemption Date, and upon surrender of the Securities of such series called for redemption or purchase, the Issuer shall redeem or purchase, or procure the purchase of, such Securities at the Redemption Price. Commencing on the Redemption Date, Securities of such series redeemed will cease to accrue interest, if any, thereon (unless the Issuer defaults in the payment of the Redemption Price and occurred interest).
     (d) Upon surrender of a Global Security of any series that is redeemed in part, the Trustee shall make a notation on Schedule of Increases/Decreases thereof to reduce the principal amount of such Global Security to an amount equal to the unredeemed portion of the Global Security surrendered, provided that each such Global Security shall, unless otherwise provided pursuant to Section 3.01, be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Upon surrender of a Definitive Security of any series that is redeemed in part, the Trustee shall authenticate for the Holder a new Definitive Security of such series equal in principal amount to the unredeemed portion of the Definitive Security surrendered.
ARTICLE 13
Miscellaneous Provisions
     Section 13.01 No Personal Liability.
     To the fullest extent permitted by applicable law, no director, officer, employee, incorporator, member or shareholder of the Issuer or any Guarantor, as such will have any liability for any obligations of the Issuer or such Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
     Section 13.02 Additional Securities.
     (a) The Issuer may issue, pursuant to a supplemental indenture to this Indenture, further Securities of any series and increase the principal amount of the Securities of any series having the same ranking, the same interest rate, maturity and “CUSIP” numbers as Securities of any series issued pursuant to this Indenture; provided, however, that any further Securities that are issued will be issued (i) pursuant to a “qualified reopening,” as that term is defined in U.S. Treasury Regulations Section 1.1275-2(k) (or any successor law or regulation), or (ii) with no more than de minimis original issue discount for U.S. federal income tax purposes (determined as of the date the further Securities are issued).
     (b) The Issuer may not issue additional Securities if an Event of Default has occurred.
     Section 13.03 Payments for Consents.
     Neither the Issuer nor any of its Controlled Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities of such series that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment, except that no offer or payment need to be made to Holders in any jurisdiction where such offer or payment could not lawfully be made without incurrence of unreasonable effort or expense.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BRITISH SKY BROADCASTING GROUP PLC
By:
	Name:	Andrew Griffith
	Title:	Chief Financial Officer

BRITISH SKY BROADCASTING LIMITED
By:
	Name:	Andrew Griffith
	Title:	Authorized signatory

BSKYB FINANCE UK PLC
By:
	Name:	Andrew Griffith
	Title:	Authorized signatory

BSKYB INVESTMENTS LIMITED
By:
	Name:	Andrew Griffith
	Title:	Authorized signatory

BSKYB PUBLICATIONS LIMITED
By:
	Name:	Andrew Griffith
	Title:	Authorized signatory

SKY IN-HOME SERVICE LIMITED
By:
	Name:	Andrew Griffith
	Title:	Authorized signatory

SKY SUBSCRIBERS SERVICES LIMITED
By:
	Name:	Andrew Griffith
	Title:	Authorized signatory

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Paying Agent
By:
Name:
Title:

ANNEX A
FORM OF REGULATION S CERTIFICATE
REGULATION S CERTIFICATE
(For transfers pursuant to § 3.05(h)(v) and (vi) of this Indenture)
The Bank of New York Mellon
One Canada Square
London E14 5AL
England
Attn: [                    ]
     Re: [title of securities] (the “Securities”)
     Reference is made to the Indenture, dated as of •, 2008 (the “Indenture”), among British Sky Broadcasting Group plc (the “Issuer”); [British Sky Broadcasting Limited, BSkyB Finance Limited, BSkyB Investments Limited, BSkyB Publications Limited, Sky In-Home Service Limited and Sky Subscribers Services Limited][Other Guarantors] (the “Guarantors”); and The Bank of New York Mellon, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.
     This certificate relates to [                    ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
[CUSIP No(s).
COMMON CODE No.
ISIN No(s).                     ]
CERTIFICATE No(s).                     ]
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities

Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:
     (a) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904 of Regulation S:
     (i) the Owner is not a distributor of the Securities, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing;
     (ii) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;
     (iii) either:
     (A) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
     (B) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
     (iv) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     (v) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and
     (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (i) and if the transfer is occurring after [insert the date that is six months following the date the Securities are issued and fully paid for] and on or before [insert the date that is one year following the date the Securities are issued and fully paid for], (A) the Issuer is, and has for 90 days immediately prior to the transfer been, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (B) the Issuer is in compliance with the current public information requirement of Rule 144 and (C) either (1) the Owner is not, and during the preceding three months has not been, an Affiliate of the Issuer; or (2) the transfer is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
     (ii) and if the transfer is occurring after [insert the date that is one year following the date the Securities are issued and fully paid for], either (1) the Owner is not, and during the preceding three months has not been, an Affiliate of the Issuer or

(2) the transfer is being effected in accordance with the applicable amount, manner of sale, current public information and notice requirements of Rule 144.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Purchasers.
Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B
FORM OF RESTRICTED SECURITIES CERTIFICATE
RESTRICTED SECURITIES CERTIFICATE
(For transfers pursuant to § 3.05(h)(iv) and (vii) of this Indenture)
The Bank of New York Mellon
One Canada Square
London E14 5AL
England
Attn: [                    ]
[title of securities] (the “Securities”)
     Reference is made to the Indenture, dated as of •, 2008 (the “Indenture”), among British Sky Broadcasting Group plc (the “Issuer”); [British Sky Broadcasting Limited, BSkyB Finance UK plc, BSkyB Investments Limited, BSkyB Publications Limited, Sky In-Home Service Limited and Sky Subscribers Services Limited][Other Guarantors] (the “Guarantors”); and The Bank of New York Mellon, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.
     This certificate relates to [                    ] principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
[CUSIP No(s).
COMMON CODE
ISIN No(s).                     ]
CERTIFICATE No(s).                     ]
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities, (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so or (iii) it is the Holder of a Global Security and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all

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applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:
     (a) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
     (i) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and
     (ii) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.
     (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
     (i) and if the transfer is occurring after [insert the date that is six months following the date the Securities are issued and fully paid for] and on or before [insert the date that is one year following the date the Securities are issued and fully paid for], (A) the Issuer is, and has for 90 days immediately prior to the transfer been, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (B) the Issuer is in compliance with the current public information requirement of Rule 144 and (C) either (1) the Owner is not, and during the preceding three months has not been, an Affiliate of the Issuer; or (2) the transfer is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or
     (ii) and if the transfer is occurring after [insert the date that is one year following the date the Securities are issued and fully paid for] either (1) the Owner is not, and during the preceding three months has not been, an Affiliate of the Issuer or (2) the transfer is being effected in accordance with the applicable amount, manner of sale, current public information and notice requirements of Rule 144.

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     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Purchasers.
Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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